     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                      ------------------------------------


                            HFC REVOLVING CORPORATION
        (Exact name of registrant as specified in governing instruments)

             DELAWARE                                  36-3955292
     (State of incorporation)           (I.R.S. Employer Identification Number)

      2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070, (847) 564-5000 (Address and telephone number of Registrant's principal executive offices)

                              JOHN W. BLENKE, ESQ.
                       VICE PRESIDENT - CORPORATE LAW AND
                               ASSISTANT SECRETARY
      2700 SANDERS ROAD, PROSPECT HEIGHTS, ILLINOIS 60070, (847) 564-6150
           (Name, address and telephone number of agent for service)

                      ------------------------------------

                                   COPIES TO:

         KURT W. FLORIAN, JR., ESQ.                 ALLAN KRINSMAN, ESQ.
            KATTEN MUCHIN & ZAVIS                       BROWN & WOOD
            525 W. MONROE STREET             ONE WORLD TRADE CENTER, 58TH FLOOR
           CHICAGO, ILLINOIS 60661                 NEW YORK, NEW YORK 10048

                      ------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                Proposed          Proposed
                                                                                Maximum            Maximum
                                                           Amount to be    Offering Price Per     Aggregate          Amount of
           Title of Securities being Registered             Registered          Unit (1)      Offering Price(1)  Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Home Equity Loan Asset Backed
    Certificates (Issuable in Series)..................     $1,000,000            100%            $1,000,000           $278.00
==================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

     This Registration Statement includes (1) a basic prospectus relating to home equity loan asset backed certificates and (2) an illustrative form of prospectus supplement for use in an offering of closed-end home equity loan asset backed certificates.
================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                              DATED AUGUST 6, 1999
                   PROSPECTUS SUPPLEMENT DATED ________, 1999
                      (TO PROSPECTUS DATED ________, 1999)


                               $__________________

                           HFC REVOLVING CORPORATION
                                   DEPOSITOR


                     HOUSEHOLD HOME EQUITY LOAN TRUST ____
                                     ISSUER

                         HOUSEHOLD FINANCE CORPORATION
                                MASTER SERVICER

      CLOSED-END HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES ______

Offered Certificates       The trust will issue ______ classes of senior
                           certificates offered under this prospectus supplement, backed by a pool of closed-end, primarily first or second lien fixed rate home equity loans.

Credit Enhancement         Credit enhancement for the certificates consists of:
                           o excess interest and overcollateralization; and
                           o a certificate guaranty insurance policy issued
                             by _________________.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT.

Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

_________ will offer the certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately _____% of the principal balance of the certificates plus accrued interest, before deducting expenses.

                              [NAME OF UNDERWRITER]
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 2700 Sanders Road, Prospect Heights, Illinois 60070 and its telephone number is (847) 564-6335.

                                TABLE OF CONTENTS


Summary ...........................................................................................................   S-5
     The Trust ....................................................................................................   S-7
     The Home Equity Loan Pool ....................................................................................   S-7
     Distributions on the Certificates ............................................................................   S-8
     Credit Enhancement ...........................................................................................   S-8
     Optional Termination .........................................................................................   S-9
     Ratings ......................................................................................................   S-9
     Legal Investment .............................................................................................   S-9
     Employee Benefit Plan Considerations .........................................................................   S-9
     Tax Status ...................................................................................................   S-9

Risk Factors ......................................................................................................  S-10
     Special Yield and Prepayment Considerations ..................................................................  S-10
     Risks Associated with the Home Equity Loans ..................................................................  S-12
     Loss Mitigation Practices ....................................................................................  S-14
     Limited Obligations ..........................................................................................  S-14
     Liquidity Risks ..............................................................................................  S-15
     Servicing Risks ..............................................................................................  S-15
     Risks Associated with the Certificates .......................................................................  S-16
     Forward-Looking Statements ...................................................................................  S-17

Introduction ......................................................................................................  S-17

Description of the Home Equity Loan Pool ..........................................................................  S-17
     General ......................................................................................................  S-17
     Payments on the Simple Interest Home Equity Loans ............................................................  S-18
     Balloon Loans ................................................................................................  S-19
     Home Equity Loan Pool Characteristics ........................................................................  S-19
     Home Equity Loans ............................................................................................  S-20
     Underwriting Standards .......................................................................................  S-24
     Optional Purchase of Defaulted Home Equity Loans .............................................................  S-25
     The Subservicers .............................................................................................  S-25
     The Master Servicer ..........................................................................................  S-25
     Delinquency and Loss Experience of the Master Servicer's Portfolio ...........................................  S-25
     Additional Information .......................................................................................  S-26

Description of the Certificates ...................................................................................  S-26
     General ......................................................................................................  S-26
     Book-Entry Registration of the Offered Certificates ..........................................................  S-27
     Distributions ................................................................................................  S-30
     Available Distribution Amount ................................................................................  S-31
     Interest Distributions .......................................................................................  S-31
     Principal Distributions ......................................................................................  S-31
     Overcollateralization Provisions .............................................................................  S-33
     Excess Loss Amounts ..........................................................................................  S-34
     Certificate Guaranty Insurance Policy ........................................................................  S-35

The Credit Enhancer ...............................................................................................  S-35

Material Yield and Prepayment Considerations ......................................................................  S-36
     General ......................................................................................................  S-36
     Fixed Strip Certificate Yield Considerations .................................................................  S-41

Pooling and Servicing Agreement ...................................................................................  S-42
     The Master Servicer ..........................................................................................  S-42
     Possession of Home Equity Loan Documents .....................................................................  S-43
     Review of the Home Equity Loans ..............................................................................  S-43
     Servicing and Subserving .....................................................................................  S-44
     Evidence as to Compliance ....................................................................................  S-45
     Collection and Other Servicing Procedures ....................................................................  S-46
     Refinancing of Senior Lien ...................................................................................  S-46
     Collection and Liquidation Practices; Loss Mitigation ........................................................  S-46
     Voting Rights ................................................................................................  S-46
     Termination ..................................................................................................  S-47

Material Federal Income Tax Consequences ..........................................................................  S-47
     New Withholding Regulations ..................................................................................  S-49

Method of Distribution ............................................................................................  S-49

Legal Opinions ....................................................................................................  S-50

Experts ...........................................................................................................  S-50

Ratings ...........................................................................................................  S-51

Legal Investment ..................................................................................................  S-51

Employee Benefit Plan Considerations ..............................................................................  S-52

Glossary of Terms .................................................................................................  S-53

Annex I ...........................................................................................................   I-1

Global Clearance, Settlement and Tax Documentation Procedures .....................................................   I-1
     Initial Settlement ...........................................................................................   I-1
     Secondary Market Trading .....................................................................................   I-1
     Material U.S. Federal Income Tax Documentation Requirements ..................................................   I-3

                                     SUMMARY

     The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust..................................  Household Home Equity Loan Trust ___________.

Title of the offered securities..................  Closed-End Home Equity Loan Asset Backed Certificates,
                                                   Series ____________.

Depositor........................................  HFC Revolving Corporation, an affiliate of Household
                                                   Finance Corporation, which is located at 2700 Sanders
                                                   Road, Prospect Heights, Illinois 60070.  Its telephone
                                                   number is (847) 564-6335.

Master servicer..................................  Household Finance Corporation, which is located at 2700
                                                   Sanders Road, Prospect Heights, Illinois 60070.  Its
                                                   telephone number is (847) 564-5000.

Trustee..........................................  ______________.

Credit enhancer..................................  ______________.

Home equity loan pool............................  _____ closed end and fixed-rate, fully-amortizing and balloon payment home equity loans with an aggregate
                                                   principal balance of approximately ______________ as of
                                                   the close of business on the day prior to the cut-off date.
                                                   The home equity loans are secured primarily by first or
                                                   second liens on one- to four-family residential properties.

Cut-off date.....................................  ______________.

Statistical cut-off date.........................  ______________.

Closing date.....................................  On or about ______________.

Payment dates....................................  Beginning in ______________ on the ___ of each month or, if the ___ is not a business day, on the next business day.

Scheduled final distribution date................  ______________. The actual final distribution date could be substantially earlier.

Form of certificates.............................  Book-entry.

                                                   See "Description of the Certificates--Book-Entry Registration"
                                                   in this prospectus supplement.

Minimum denominations............................  Class A Certificates: $_____________.
                                                   Class IO Certificates: $____________ (notional balance).

Legal investment.................................  The certificates will not be "mortgage related securities"
                                                   for purposes of the Secondary Mortgage Market Enhancement
                                                   Act of 1984.

                                                   See "Legal Investment" in this prospectus supplement and
                                                   the prospectus.

                                                 OFFERED CERTIFICATES

                               Pass-Through      Initial Principal       Initial Rating
          Class                    Rate               Balance             ______/_____              Designation
Class A Certificates

           A-1                   ______%            $___________            AAA/AAA                Senior/Fixed
                                                                                                  Rate/Sequential

           A-2                   ______%            $___________            AAA/AAA            Senior/Lockout/Fixed
                                                                                                       Rate
Total Class A Certificates:                         $___________

Class IO Certificates:

            IO                   ______%                                    AAA/AAAr              Senior/Interest
                                                                                                  Only/Fixed Rate
Total offered certificates:                         $___________

                                                NON-OFFERED CERTIFICATES

Class R Certificates

            R                    ______%            $___________             NA/NA             Subordinate/Residual

Total offered and non-offered
certificates:                                       $___________

THE TRUST

         The depositor will establish the Household Home Equity Loan Trust ______ to issue the Closed-End Home Equity Loan Asset Backed Certificates, Series _____. The trust will be established, and the certificates will be issued by the trust under a pooling and servicing agreement. The assets of the trust will consist of the home equity loans, the certificate guaranty insurance policy and related assets.

THE HOME EQUITY LOAN POOL

         Approximately ____% of the home equity loans are secured by first or second liens or deeds of trust. The home equity loans had the following characteristics as of the statistical cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Minimum principal balance                               $_____
Maximum principal balance                               $_____
Average principal balance                               _____
Range of loan rates                                     _____% to _____%
Weighted average loan rate                              _____%
Range of original terms to maturity                     _____ to _____ months
Weighted average original term to maturity              _____ months
Range of remaining terms to maturity                    _____ to _____ months
Weighted average remaining term to maturity             _____ months
Range of combined loan-to-value ratios                  _____% to _____%
Weighted average combined loan-to-value ratios          _____%

         See "Description of the Home Equity Loan Pool" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

         Amount Available for Monthly Distribution. On each monthly distribution date, the trustee will make distributions to holders of the offered certificates. The amounts available for distribution include:

         o collections of monthly payments on the home equity loans, including prepayments and, if elected by the master servicer, other unscheduled collections, plus

         o draws upon the certificate guaranty insurance policy, if necessary, minus

         o    fees and expenses of the subservicers and the master servicer.

See "Description of the Certificates--Available Distribution Amount" in this prospectus supplement.

         Distributions. Distributions to certificateholders will generally be made from principal and interest collections as follows:

         o        Distribution of interest to the certificates

         o        Distribution of principal to the certificates

         o        Distribution of principal to the certificates to cover losses

         o        Payment to the credit enhancer of its premium for the policy

         o Reimbursement to the credit enhancer for prior draws made on the policy

         o Distribution of additional principal to the certificates if the level of overcollateralization falls below what is required

         o        Payment to the credit enhancer for any other amounts owed

         o        Distribution of any remaining funds to the Residual
                  Certificates

Principal payments on the certificates will be as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

         In addition, payments on the certificates will be made on each distribution date from draws on the certificate guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the certificates at the pass-through rates plus any unpaid losses allocated to the certificates.

CREDIT ENHANCEMENT

         The credit enhancement for the benefit of the certificates consists of:

         Excess Interest. Because more interest is paid by the borrowers than is necessary to pay the interest on the certificates each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

         Overcollateralization. Although the aggregate principal balance of the home equity loans is $__________, the trust is issuing only $__________ aggregate principal amount of certificates. The excess amount of the balance of the home equity loans represents overcollateralization, which may absorb some losses on the home equity loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the home equity loans so that the required level of overcollateralization is reached.

         Policy. On the closing date, the credit enhancer will issue the certificate guaranty insurance policy in favor of the trustee. The policy will unconditionally and irrevocably guarantee interest on the certificates at the related pass-through rates and will cover any losses allocated to the certificates if not covered by excess interest or overcollateralizations.

OPTIONAL TERMINATION

         On any payment date on which the aggregate principal balance of all of the home equity loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home equity loans.

         Under an optional purchase, the outstanding principal balance of the certificates will be paid in full with accrued interest.

RATINGS

         When issued, the certificates will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

LEGAL INVESTMENT

         The certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         The certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts if they have determined that the purchase and the continued holding of the certificates will not be violative of applicable fiduciary standards of conduct. As a result, persons investing assets of employee benefit plans should consult with their legal advisors before investing plan or IRA assets in the certificates and should carefully review the "Employee Benefit Plan Considerations" provisions provided for later in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

         For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit. The certificates will represent ownership of regular interests in the trust and will be treated as debt for federal income tax purposes. The trust itself will not be subject to tax.

         See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

         The certificates are not suitable investments for all investors. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the certificates.

         The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the certificates:

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

     THE YIELD TO MATURITY ON YOUR CERTIFICATES WILL VARY DEPENDING ON A VARIETY OF FACTORS.

         The yield to maturity of the certificates will depend on a variety of factors, including:

         o        the amortization schedules of the home equity loans;

         o the rate of principal prepayments, including partial prepayments, and prepayments resulting from refinancing by the borrowers;

         o        liquidations of defaulted home equity loans;

         o        the presence and enforceability of due-on-sale clauses;

         o repurchase of home equity loans by the depositor as a result of defective documentation or breaches of representations and warranties and optional purchase by the depositor of defaulted home equity loans;

         o the optional purchase by the master servicer of all the home equity loans in connection with the termination of the trust;

         o        the pass-through rate for a class of certificates; and

         o        the purchase price.

     THE RATE OF PREPAYMENTS IS ONE OF THE MOST IMPORTANT AND LEAST PREDICTABLE OF THESE FACTORS.

         In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Similarly, if you purchase a certificate at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

     THE RATE OF PREPAYMENTS ON THE HOME EQUITY LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS, AND OTHER FACTORS.

         Since borrowers can generally prepay their mortgage loans at any time, the rate and timing of principal payments on the certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the pass-through rate on your class of certificates.

     REFINANCING PROGRAMS, WHICH MAY INVOLVE SOLICITING ALL OR SOME OF THE BORROWERS TO REFINANCE THEIR HOME EQUITY LOANS, MAY INCREASE THE RATE OF PREPAYMENTS ON THE HOME EQUITY LOANS.

         Sellers of home equity loans may refinance the home equity loans, which will result in prepayment on the home equity loans. _____% of the home equity loans provide for payment of a prepayment charge which may, or may not be, enforced by the master servicer. Prepayment charges may reduce the rate of prepayment on the home equity loans until the end of the related prepayment period. See "Description of the Home Equity Loan Pool--Home Equity Loan Pool Characteristics" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC FORMS THAT APPLY TO THAT CLASS DISCUSSED BELOW.

         The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of some yield considerations and prepayment sensitivities of each class.

         See "Material Yield and Prepayment Considerations" in this prospectus supplement.

         Class A Certificates. The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on the Class A Certificates which have an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal distributions on those classes.

         See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

         Class A-2 Certificates. It is not expected that the Class A-2 Certificates will receive any distributions of principal until the distribution date in _____________. Until the distribution date in ______________, the Class A-2 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal payments from the home equity loans.

         Class IO Certificates. An extremely rapid rate of principal prepayments on the home equity loans could result in the failure of holders of the offered certificates in the Class IO Certificates to fully recover their initial investments.

         See "Material Yield and Prepayment Considerations" and especially "--Fixed Strip Certificate Yield Considerations" in this prospectus supplement.

RISKS ASSOCIATED WITH THE HOME EQUITY LOANS

     THE RETURN ON YOUR CERTIFICATES MAY BE REDUCED BY LOSSES ON THE POOL OF HOME EQUITY LOANS, WHICH ARE MORE LIKELY BECAUSE MANY ARE JUNIOR LIENS.

         ______% of the home equity loans included in the home equity loan pool are secured by second or third mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the home equity loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home equity loan as a bad debt. The foregoing risks are particularly applicable to home equity loans secured by second or third liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical. As of the statistical cut-off date, the weighted average combined loan-to-value ratio of the home equity loans is ______%, and approximately ______% of the home equity loans will have combined loan-to-value ratios in excess of ______%.

     HOME EQUITY LOANS WITH BALLOON PAYMENT FEATURES MAY HAVE GREATER DEFAULT RISK.

         _____% of the home equity loans included in the home equity loan pool are Balloon Loans that provide for the payment of a large remaining principal balance in a single payment at maturity. The borrower on this type of loan may not be able to pay the large payment, and may also be unable to refinance the home equity loan at maturity. As a result, the default risk associated with Balloon Loans may be greater than that associated with fully amortizing loans because of the large payment due at maturity.

     DELAYS IN PAYMENT ON YOUR CERTIFICATES MAY RESULT BECAUSE THE MASTER SERVICER IS NOT REQUIRED TO ADVANCE DELINQUENT MONTHLY PAYMENTS ON THE HOME EQUITY LOANS.

         The master servicer is not obligated to advance scheduled monthly payments of principal and interest on home equity loans that are delinquent or in default. The rate of delinquency and default of second and third home equity loans may be greater than that of home equity loans secured by first liens on comparable properties.

     THE RETURN ON YOUR CERTIFICATES MAY BE REDUCED IN AN ECONOMIC DOWNTURN.

         The home equity loans included in the home equity loan pool were originated during a period of generally favorable economic conditions nationally and in most regions of the country. However, a deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans.

     CONSUMER PROTECTION LAWS MAY LIMIT REMEDIES.

         There are various federal and state laws, public policies and principles of equity that protect borrowers under home equity loans. Among other things, these laws, policies and principles:

         o        regulate interest rates and other charges;

         o        require specific disclosures;

         o        require licensing of mortgage loan originators;

         o        prohibit discriminatory lending practices;

         o        prohibit unfair and deceptive practices;

         o        regulate the use of consumer credit information; and

         o        regulate debt collection practices.

         Violations of provisions of these laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and may subject the depositor, the master servicer or the trust to damages and administrative enforcement. The depositor will be required to repurchase any home equity loans which, at the time of origination, did not comply with these federal laws or regulations.

     THE ORIGINATION DISCLOSURE PRACTICES FOR THE HOME EQUITY LOANS COULD CREATE LIABILITIES THAT MAY AFFECT YOUR CERTIFICATES.

         ______% of the home equity loans included in the home equity loan pool are subject to special rules, disclosure requirements and other regulatory provisions because they are High Cost Loans.

         Purchasers or assignees of these home equity loans, including the trust, could be exposed to all claims and defenses that the borrowers could assert against the originators of the home equity loans. Remedies available to a borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Legal Aspects of Home Equity Loans and Related Matters" in the prospectus.

     YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED BY CHANGES IN BANKRUPTCY LAWS.

         In October 1997, a bankruptcy review commission recommended that Congress amend the Bankruptcy Code by treating a claim secured by a junior security interest in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made. Additionally, the commission recommended that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. Congress adjourned in 1998 without passing any legislation addressing these issues. However, Congress continues to consider bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the home equity loans. Any changes to the Bankruptcy Code could have a negative effect on the home equity loans and the enforcement of rights under the mortgage.

     THE UNDERWRITING STANDARDS FOR THE HOME EQUITY LOANS CREATE GREATER RISKS TO YOU, COMPARED TO THOSE FOR FIRST LIEN LOANS.

         The standards under which the home equity loans were underwritten were based on the borrower's credit history and capacity to repay, in addition to the value of the collateral upon foreclosure. The underwriting standards allow loans to be approved with a combined LTV ratio of up to 110%. See "Description of the Home Equity Loan Pool--Underwriting Standards" in this prospectus supplement. Because of the relatively high combined LTV ratios of the home equity loans and the fact that many of the home equity loans are secured by junior liens, losses on the home equity loans will likely be higher than on a pool of exclusively conventional first lien home equity loans.

     THE RETURN ON YOUR CERTIFICATES MAY BE PARTICULARLY SENSITIVE TO CHANGES IN REAL ESTATE MARKETS IN SPECIFIC AREAS.

         One risk of investing in the certificates is created by concentration of the related mortgaged properties in one or more geographic regions. Approximately ____% of the statistical cut-off date principal balance of the home equity loans are located in California. If the regional economy or housing market weakens in California, or in any other region having a significant concentration of the properties underlying the home equity loans, the home equity loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

     THE RELOADING OF DEBT COULD INCREASE YOUR RISK.

         With respect to home equity loans which were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity loans.

LOSS MITIGATION PRACTICES

     NONPERFORMING HOME EQUITY LOANS MAY RESULT IN DISTRIBUTION DELAYS AND LEGAL EXPENSES.

         Foreclosure actions and actions to obtain deficiency judgments:

         o        are regulated by state laws and judicial rules;

         o        may be subject to delays; and

         o        may be expensive.

         Because of these factors, if a borrower defaults, the master servicer may have trouble foreclosing on a home equity loan or obtaining a deficiency judgment.

         If the certificate guaranty insurer does not make a required payment or if other forms of credit enhancement are no longer outstanding, a delay or inability of the master servicer to foreclose or obtain a deficiency judgment may delay distributions on the certificates or result in a loss on the certificates.

     THE RELEASE OF A LIEN MAY INCREASE YOUR RISK.

         The master servicer may use a wide variety of practices to limit losses on the home equity loans. The pooling and servicing agreement permits the master servicer to release the lien on a limited number of mortgaged properties securing the home equity loans, if the home equity loan is current in payment. See "Pooling and Servicing Agreement - Refinancing of Senior Lien" and "- Collection and Liquidation Practices; Loss Mitigation" in this prospectus supplement.

LIMITED OBLIGATIONS

     PAYMENTS ON THE HOME EQUITY LOANS, TOGETHER WITH THE CERTIFICATE GUARANTY INSURANCE POLICY, ARE THE SOLE SOURCE OF PAYMENTS ON YOUR CERTIFICATES.

         Credit enhancement includes excess interest, overcollateralization and the certificate guaranty insurance policy. None of the depositor, the trustee, the master servicer, the sellers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the certificates. If any losses are incurred on the home equity loans that are not covered by the credit enhancement, the holders of the certificates will bear the risk of these losses.

LIQUIDITY RISKS

     YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO MATURITY IF THEIR MARKETABILITY IS LIMITED.

         A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the certificates.

SERVICING RISKS

         THE FAILURE TO DELIVER THE LOAN DOCUMENTS RELATING TO EACH HOME EQUITY LOAN AND THE FAILURE TO RECORD THE ASSIGNMENTS OF EACH HOME EQUITY LOAN MAY CAUSE A SALE TO THE DEPOSITOR TO BE INEFFECTIVE.

         Under the terms of the pooling and servicing agreement, so long as HFC's long-term senior unsecured debt is acceptable to the rating agencies and to the certificate guaranty insurer, subservicers affiliated with HFC will retain the loan documents with respect to each home equity loan and will not record assignments of the related mortgage to the trustee. In most of the states in which the documents are held, failure to deliver the documents to the trustee, and in certain states in which the mortgaged properties are located, failure to record the assignments of the home equity loans in favor of the trustee will make the sale of the mortgaged properties potentially ineffective against:

         o        any creditors of a seller; or

         o a purchaser, in the event a seller fraudulently or inadvertently resells a home equity loan to a purchaser who had no notice of the prior sale to the trust and who perfects his interest in the home equity loan by taking possession of the loan documents.

The pooling and servicing agreement provides that if any loss is suffered in respect of a home equity loan as a result of a subservicer's retention of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, the subservicer or HFC will purchase the home equity loan from the trust. In the event that HFC's long-term senior unsecured debt rating does not satisfy the above-described standards or any of the subservicers ceases to be an HFC affiliate, the subservicer and the depositor will have ___ days to record assignments of the mortgages for each related home equity loan in favor of the trustee and ___ days to deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, and any certificate guaranty insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans.

         THE COMMINGLING OF FUNDS CAN CREATE GREATER RISK TO YOU IF HFC GOES INTO BANKRUPTCY.

         Under the terms of the pooling and servicing agreement, so long as HFC's short-term debt is acceptable to the rating agencies and to the certificate guaranty insurer, while HFC is the master servicer, amounts received in respect of the home equity loans may be commingled with the funds of HFC prior to each distribution date and, in the event of bankruptcy of HFC, the trust may not have a perfected interest in these collections. See "Description of the Certificates -- Distributions."

         YEAR 2000 COMPUTER PROBLEMS COULD DISRUPT DISTRIBUTIONS ON
CERTIFICATES.

         The master servicer and the subservicers are in the process of addressing issues arising from the year 2000 issue that could impact the timely payment of principal and interest on the certificates. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Although the master servicer and the subservicers reasonably believe that their servicing systems will be year 2000 compliant prior to the year 2000, they are presently engaged in various procedures to determine if their computer systems and software, and those of their material suppliers, customers and agents will be year 2000 compliant.

         DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to certificateholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

         In the event that the master servicer, the subservicers, any of their suppliers, customers or agents, or DTC do not successfully and timely achieve year 2000 compliance, the master servicer's performance of its obligations under the pooling and servicing agreement could be adversely affected. This could result in delays in processing payments on the home equity loans and could cause a delay in payments to you.

RISKS ASSOCIATED WITH THE CERTIFICATES

     RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM.

         The certificates will be held through the book-entry system of DTC and transactions in the certificates generally can be effected only through DTC and DTC participants. As a result:

         o your ability to pledge certificates to entities that do not participate in the DTC system, or to otherwise act with respect to certificates, may be limited due to the lack of a physical certificate for the certificates; and

         o under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee to DTC, and not directly to you.

     CERTIFICATE RATINGS ARE DEPENDENT ON ASSESSMENTS BY THE RATING AGENCIES.

         The ratings of the certificates depend primarily on an assessment by the rating agencies of the underlying home equity loans and the credit enhancement. The rating by the rating agencies of the certificates:

         o is not a recommendation to purchase, hold or sell the certificates; and

         o does not comment as to the market price or suitability of the certificates for a particular investor.

         There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

FORWARD-LOOKING STATEMENTS

         Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series _______ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust the receivables relating to a pool of home equity loans, that in the aggregate will constitute a home equity loan pool, secured by closed end, fixed-rate, fully amortizing and Balloon Loans.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Glossary of Terms" or in the prospectus under "Glossary."

                    DESCRIPTION OF THE HOME EQUITY LOAN POOL

GENERAL

         The home equity loan pool will consist of approximately _______ home equity loans having an aggregate principal balance outstanding as of the close of business on the day prior to the cut-off date of $_______. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate statistical cut-off date balance unless otherwise indicated. _______% of the home equity loans are secured by first or second liens on fee simple or leasehold interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property. The home equity loans will consist of fixed-rate, fully-amortizing and balloon payment home equity loans with terms to maturity of approximately five, ten, fifteen, twenty, twenty-five or thirty years with respect to __%, __%, __%, __%, __% and __% of the home equity loans, respectively, from the date of origination or modification. With respect to home equity loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification.

         _________________, which are direct or indirect wholly-owned subsidiaries of HFC that are licensed to make home equity loans in the states in which the mortgaged properties are located, will sell and assign the home equity loans to the depositor, which will then sell and assign the home equity loans to the trustee in exchange for the certificates. These companies originate home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing and direct mail in the states in which they are licensed to do business. All of the home equity loans were purchased by the depositor from the sellers on a servicing released basis; however, all of the home equity loans will be subserviced by the sellers. See "--The Subservicers" below.

         All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HFC Home Equity Lending Program. See "--Underwriting Standards" below.

         The depositor will make some limited representations and warranties regarding the home equity loans as of the closing date. The depositor will be required to repurchase or substitute for any home equity loan as to which a breach of its representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the certificateholders or the credit enhancer under "Description of the Certificates-Certificate Guaranty Insurance Policy" in that home equity loan. Each seller has made or will make some limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the trustee for the benefit of the holders of the certificates, and therefore a breach of the representations and warranties will not be enforceable on behalf of the trust. See "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Certificates--Review of Home Equity Loans" in the prospectus.

PAYMENTS ON THE SIMPLE INTEREST HOME EQUITY LOANS

         __% of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that home equity loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that home equity loan. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

         On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home equity loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the home equity loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home equity loan.

         The remaining __% of the home equity loans are Actuarial Home Equity Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON LOANS

         __% of the home equity loans are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately ______ years from the due date of the first monthly payment, in each case leaving a balloon payment on the respective scheduled maturity date. The existence of a balloon payment may require the related borrower to refinance the home equity loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available interest rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. The policy issued by the credit enhancer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a borrower to make its balloon payment. See "Description of the Certificates--Certificate Guaranty Insurance Policy" in this prospectus supplement.

HOME EQUITY LOAN POOL CHARACTERISTICS

         All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the mortgage note, each a due date.

         In connection with each home equity loan that is secured by a leasehold interest, the related seller will have represented to the depositor that, among other things:

         o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

         o residential property in the area consisting of leasehold estates is readily marketable;

         o the lease is recorded and no party is in any way in breach of any provision of the lease;

         o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

         o the remaining term of the lease does not terminate less than ten years after the maturity date of that home equity loan.

         __% of the home equity loans provide for payment of a prepayment charge, if these loans prepay within a specified time period. The prepayment charge generally is the maximum amount permitted under applicable state law. __% of the home equity loans provide for payment of a prepayment charge for full prepayments made within approximately three years of the origination of the home equity loans in an amount calculated in accordance with the terms of the related mortgage note. With respect to the remainder of the home equity loans with a prepayment charge, the prepayment charge is calculated in a different manner. No prepayment charges or late payment charges received on the home equity loans will be available for payment on the certificates. The master servicer will be entitled to retain for its own account any prepayment charges and late payment charges received on the home equity loans. The master servicer may waive any prepayment charges and late payment charges.

         As of the cut-off date, no home equity loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize home equity loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio," below.

         As of the cut-off date, __% of the home equity loans were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the home equity loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors--Risk of Loss" in this prospectus supplement and "Material Legal Aspects of Home Equity Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

         No home equity loan provides for deferred interest, negative amortization or future advances.

         With respect to each home equity loan, the combined LTV ratio will be the ratio, expressed as a percentage, of:

         o the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, divided by

         o        the appraised value, a Statistical Valuation or the Stated
                  Value.

         The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

         __% of the home equity loans were originated under full documentation underwriting programs.

HOME EQUITY LOANS

         None of the home equity loans were originated prior to ____________ or has a maturity date later than ____________. No home equity loan has a remaining term to stated maturity as of the statistical cut-off date of less than __ months. The weighted average remaining term to stated maturity of the home equity loans as of the statistical cut-off date is approximately __ months. The weighted average original term to stated maturity of the home equity loans as of the statistical cut-off date is approximately _____ months.

                                  ORIGINAL TERM
         TYPE OF                   TO MATURITY               WEIGHTED AVERAGE REMAINING                PERCENT OF HOME
     HOME EQUITY LOAN               (IN YEARS)           TERM TO STATED MATURITY (IN MONTHS)             EQUITY LOANS
--------------------------     --------------------      ----------------------------------       -------------------------
Fully Amortizing                         5                                                                                 %
Fully Amortizing                        10                                                                                 %
Fully Amortizing                        15                                                                                 %
Fully Amortizing                        20                                                                                 %
Fully Amortizing                        25                                                                                 %
Fully Amortizing                        30                                                                                 %
Balloon                                 15                                                                                 %

         Below is a description of some additional characteristics of the home equity loans as of the statistical cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the statistical cut-off date and are rounded to the nearest dollar.

      ORIGINAL HOME EQUITY LOAN PRINCIPAL BALANCES OF THE HOME EQUITY LOANS


                                                                              STATISTICAL
                                                         NUMBER OF HOME       CUT-OFF DATE     PERCENT OF HOME
ORIGINAL HOME EQUITY LOAN PRINCIPAL BALANCES              EQUITY LOANS          BALANCE          EQUITY LOANS
--------------------------------------------             --------------      ------------      ---------------
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
$                         --         $                                       $                                %
                                                         --------------      ------------      ---------------
GREATER THAN $

    TOTAL............................................                        $                                %
                                                         ==============      ============      ===============


         AS OF THE STATISTICAL CUT-OFF DATE, THE AVERAGE UNPAID PRINCIPAL BALANCE OF THE HOME EQUITY LOANS WAS APPROXIMATELY $_____.




                                      S-21
`

                     INTEREST RATES OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                        NUMBER OF HOME       CUT-OFF DATE         PERCENT OF
INTEREST  RATE (%)                                       EQUITY LOANS          BALANCE        HOME EQUITY LOANS
----------------------------------------------------    --------------       ------------     -----------------
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %


         AS OF THE STATISTICAL CUT-OFF DATE, THE WEIGHTED AVERAGE INTEREST RATE OF THE HOME EQUITY LOANS WAS APPROXIMATELY _____% PER ANNUM.

              ORIGINAL COMBINED LTV RATIOS OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                        NUMBER OF HOME       CUT-OFF DATE        PERCENT OF
COMBINED LTV RATIO (%)                                   EQUITY LOANS          BALANCE        HOME EQUITY LOANS
----------------------------------------------------    --------------       ------------     -----------------

                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                         --                                                  $                                 %
                                                        --------------       ------------     -----------------
    TOTAL...........................................                         $
                                                        ==============       ============     =================

         THE WEIGHTED AVERAGE ORIGINAL COMBINED LTV RATIO OF THE HOME EQUITY LOANS WAS APPROXIMATELY __% AS OF THE STATISTICAL CUT-OFF DATE.

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                        NUMBER OF HOME       CUT-OFF DATE         PERCENT OF
STATE                                                    EQUITY LOANS          BALANCE        HOME EQUITY LOANS
-----                                                   --------------    ---------------     ------------------
[--------] .........................................                      $                                     %
[--------] .........................................                      $                                     %
[--------] .........................................                      $                                     %
[--------] .........................................                      $                                     %
[--------] .........................................                      $                                     %
[--------] .........................................                      $                                     %
                                                        --------------    ---------------     ------------------
    TOTAL ..........................................                      $                                     %
                                                        ==============    ===============     ==================


               MORTGAGED PROPERTY TYPES OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                        NUMBER OF HOME       CUT-OFF DATE         PERCENT OF
PROPERTY                                                 EQUITY LOANS          BALANCE        HOME EQUITY LOANS
--------                                                --------------    ---------------     ------------------

_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
_______________ ....................................                      $                                     %
                                                        --------------    ---------------     ------------------
    TOTAL ..........................................                      $                                     %
                                                        ==============    ===============     ==================



                     LIEN PRIORITY OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                        NUMBER OF HOME       CUT-OFF DATE         PERCENT OF
LIEN PROPERTY                                            EQUITY LOANS          BALANCE        HOME EQUITY LOANS
-------------                                           --------------    ---------------     ------------------

First Lien .........................................                      $                                     %
SECOND LIEN ........................................
THIRD LIEN .........................................
                                                        --------------    ---------------     ------------------
    TOTAL ..........................................                      $                                     %
                                                        ==============    ===============     ==================


          REMAINING TERM OF SCHEDULED MATURITY OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                        NUMBER OF HOME       CUT-OFF DATE         PERCENT OF
MONTHS REMAINING TO SCHEDULED MATURITY                   EQUITY LOANS          BALANCE        HOME EQUITY LOANS
-------------------------------------------------       --------------       ------------     -----------------
                                                                             $                                 %
                                                                             $                                 %
                                                                             $                                 %
                                                                             $                                 %
                                                                             $                                 %
                                                                             $                                 %


         THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OF THE HOME EQUITY LOANS AS OF THE STATISTICAL CUT-OFF DATE WAS APPROXIMATELY ___ MONTHS.

                  YEAR OF ORIGINATION OF THE HOME EQUITY LOANS


                                                                             STATISTICAL
                                                         NUMBER OF          CUT-OFF DATE         PERCENT OF
              YEAR OF ORIGINATION                    HOME EQUITY LOANS         BALANCE        HOME EQUITY LOANS
----------------------------------------------     ---------------------   ---------------   -------------------
                                                                           $                                    %
                                                                           $                                    %
                                                                           $                                    %
                                                                           $                                    %
                                                                           $                                    %
                                                   ---------------------   ---------------   -------------------
  TOTAL.........................................                           $                                    %
                                                   =====================   ===============   ===================

UNDERWRITING STANDARDS

         The following is a brief description of HFC's underwriting procedures for full documentation loan programs. All home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

         o        obtaining and reviewing an independent credit bureau report;

         o verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

         o verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

         o obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

         o obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

         After this investigation is conducted, a decision is made to accept or reject the loan application. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived by senior management. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions; however, the combined LTV ratio generally may not exceed 110%.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

         Under the pooling and servicing agreement, the master servicer will have the option to purchase from the trust any home equity loan that is __ days or more delinquent at a purchase price equal to the unpaid principal balance of the home equity loan plus its accrued interest.

THE SUBSERVICERS

         The home equity loans will be subserviced by the related seller, if an affiliate of HFC, on behalf of HFC as master servicer. The master servicer will be entitled to retain, on behalf of itself and the subservicers, the servicing fee.

THE MASTER SERVICER

         HFC will be responsible for master servicing the home equity loans. Responsibilities of HFC will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the trustee to accommodate distributions to certificateholders. HFC is not required to make advances relating to delinquent payments of principal and interest on the home equity loans.

         For information regarding foreclosure procedures, see "Description of the Certificates--Realization Upon Defaulted Home Equity Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with HFC's business judgment, changes in HFC's portfolio of real estate secured home equity loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

         The following tables summarize the delinquency and loss experience for all retail originated closed-end home equity loans originated or acquired by the United States retail operations of HFC, including loans sold with servicing performed by HFC and its subsidiaries and real estate acquired through foreclosures, but excluding the retail operations of Beneficial Corporation, an affiliate of HFC. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the statistical cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the statistical cut-off date.

         There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the home equity loans serviced by HFC.

                        [INSERT DELINQUENCY TABLES HERE]

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the home equity loan pool and the mortgaged properties is based upon the home equity loan pool as constituted at the close of business on the statistical cut-off date. Prior to the issuance of the offered certificates, home equity loans may be removed from the home equity loan pool as a result of incomplete documentation or otherwise, if the depositor deems the removal necessary or appropriate. A limited number of other home equity loans may be added to the home equity loan pool prior to the issuance of the certificates offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home equity loan pool as it will be constituted at the time the certificates offered hereby are issued. The range of interest rates and maturities and some other characteristics of the home equity loans in the home equity loan pool may vary. However, no more than five percent (5%) of the home equity loans, as they are constituted as of the statistical cut-off date, by aggregate principal balance as of the statistical cut-off date will have characteristics that deviate from those characteristics described herein.

         A current report on Form 8-K will be available to purchasers of the certificates offered hereby and will be filed, together with the pooling and servicing agreement, with the SEC within fifteen days after the initial issuance of the certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Closed-End Home Equity Loan Asset Backed Certificates, Series ______ will include the following ______ classes of Class A Certificates and
______ classes of Class IO Certificates:

         o         Class A-1 Certificates

         o Class A-2 Certificates or the Lockout Certificates; and together with the Class A-1 Certificates, the Class A Certificates; and

         o         Class IO Certificates or the Fixed Strip Certificates.

         In addition to the offered certificates, the Closed-End Home Equity Loan Asset Backed Certificates, Series ______ will include a single class of subordinate certificates which are designated as the Class R Certificates, the Residual Certificates. Only the Class A Certificates and the Class IO Certificates are offered by this prospectus supplement.

         The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

         o        the home equity loans;

         o the assets as from time to time that are identified as deposited in respect of the home equity loans in the Collection Account and belonging to the trust;

         o property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

         o        any applicable insurance policies;

         o        the policy;

         o        all proceeds of the foregoing; and

         o        the voting stock of HFC Revolving Corporation.

         The Class A Certificates will be issued in minimum denominations of $__________, or a $2,000,000 Notional Amount, in the case of the Fixed Strip Certificates $_________ and integral multiples of $__ in excess thereof.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

         General. Holders of the offered certificates, so long as the offered certificates are registered in the name of Cede & Co., are collectively referred to as the DTC registered certificateholders. The DTC registered certificateholders may elect to hold their DTC registered certificates through DTC in the United States, or Cedelbank, formerly Cedel Bank, societe anonyme, a professional depository which holds securities for its participating organizations, or Cedel customers, or Euroclear in Europe, if they are Euroclear participants or Cedel customers, as applicable, of their systems, or indirectly through organizations which are participants or customers, as applicable, in their systems.

         The DTC registered certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance or Notional Amount of the DTC registered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, in those capacities, individually referred to as the relevant depositary and collectively referred to as the European depositaries, which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no DTC registered certificateholder will be entitled to receive a physical certificate in fully registered form, or a definitive certificate, representing that security. Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures. DTC registered certificateholders will not be "Holders" as that term is used in the pooling and servicing agreement.

         The DTC registered certificateholder's ownership of a DTC registered certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the DTC registered certificateholder's account for that purpose. In turn, the financial intermediary's ownership of the DTC registered certificates will be recorded on the records of DTC, or of a firm that is a participant and acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the DTC registered certificateholder's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

         DTC registered certificateholders will receive all payments of principal and interest on the DTC registered certificates from the trustee through DTC and DTC participants. While the DTC registered certificates are outstanding , except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the DTC registered certificates and is required to receive and transmit payments of principal and interest on the DTC registered certificates. Participants and indirect participants with whom DTC registered certificateholders have accounts with respect to DTC registered certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective DTC registered certificateholders. Accordingly, although DTC registered certificateholders will not possess physical certificates, the rules provide a mechanism by which DTC registered certificateholders will receive payments and will be able to transfer their interest.

         Unless and until definitive certificates are issued, DTC registered certificateholders who are not participants may transfer ownership of DTC registered certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the DTC registered certificates, by book-entry transfer, through DTC for the account of the purchasers of the DTC registered certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of DTC registered certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC registered certificateholders.

         Under a book-entry format, DTC registered certificateholders of the DTC registered certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Payments with respect to DTC registered certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a DTC registered certificateholder to pledge DTC registered certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions relating to the DTC registered certificates, may be limited due to the lack of physical certificates for the DTC registered certificates. In addition, issuance of the DTC registered certificates in book-entry form may reduce the liquidity of the DTC registered certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC registered certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the DTC registered certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the DTC registered certificates. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by holders of DTC registered certificates under the pooling and servicing agreement on behalf of a Cedelbank customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some DTC registered certificates which conflict with actions taken with respect to other DTC registered certificates.

         Definitive certificates will be issued to DTC registered certificateholders of the DTC registered certificates, or their nominees, rather than to DTC, if:

         o the trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC registered certificates and the trustee is unable to locate a qualified successor;

         o the trustee elects to terminate a book-entry system through DTC; or

         o after the occurrence of an event of default, under the pooling and servicing agreement, DTC registered certificateholders of any class aggregating at least a majority of the outstanding voting rights of the DTC registered certificates advise DTC through the financial intermediaries and DTC participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the DTC registered certificateholders.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all DTC registered certificateholders of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue and authenticate definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC registered certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I hereto and "Description of the Certificates--Form of Certificates" in the prospectus.

         DTC has advised the depositor that management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Y2K problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to DTC services continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the industry, is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting and will continue to contact third party vendors from whom DTC acquires services to

         o impress upon them the importance of those services being Y2K compliant; and

         o determine the extent of their efforts for Y2K remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the ____ day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Certificates--Distributions" in the prospectus. Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning certificates having denominations, by principal balance or notional amount, aggregating at least $__________, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than:

         o         a Saturday or Sunday; or

         o a day on which banking institutions in the State of New York, Illinois or _________ are required or authorized by law to be closed.

AVAILABLE DISTRIBUTION AMOUNT

         The master servicer may elect to treat unscheduled collections, not including borrower prepayments, as amounts included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is so made shall be treated as having been received on the last day of the related collection period for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the collection period is the calendar month preceding the month in which that distribution date occurs.

INTEREST DISTRIBUTIONS

         Holders of each class of offered certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date to the extent described in this prospectus supplement.

         Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related home equity loans as of the due date in the month of prepayment. However, with respect to any distribution date, any Prepayment Interest Shortfalls during the related collection period will be offset first by Excess Cash Flow to the extent available and then by the policy.

         The pass-through rates on all classes of offered certificates are fixed and are listed on page S- __ hereof. The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the third distribution date on which the master servicer and the depositor are permitted to exercise their option to purchase the home equity loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date. The holders of the Fixed Strip Certificates will not be entitled to any distributions of principal and will not be entitled to any distributions of interest after the distribution date in _________.

PRINCIPAL DISTRIBUTIONS

         Holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount for that distribution date is distributed, the Class A Principal Distribution Amount.

         On any distribution date, if:

         o Realized Losses, other than Excess Loss Amounts, have occurred during the related collection period that are not covered by the Realized Loss Distribution Amount or the Outstanding Overcollateralization Amount, or

         o there is an Excess Loss Amount with respect to that distribution date a draw will be made on the policy and these amounts will be distributed to the Class A
Certificateholders on that distribution date, in reduction of the Certificate Principal Balances thereof, in the manner described below. In addition, if on the distribution date in _______, the aggregate Stated Principal Balance of the home equity loans is less than the aggregate Certificate Principal Balance of the Certificates, after giving effect to distributions to be made on that distribution date, the amount of the deficiency, or the undercollateralization amount, will be drawn on the policy and will be distributed to the Class A Certificateholders on that distribution date, in reduction of its Certificate Principal Balances, in the manner described below.

         On each distribution date, the credit enhancer shall be entitled to receive, after payment to the Senior Certificateholders of the Senior Interest Distribution Amount and the Class A Principal Distribution Amount for the certificates, as applicable, for that distribution date ,but before application of any Overcollateralization Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of:

         o the premium payable to the credit enhancer with respect to the policy on that distribution date and any previously unpaid premiums with respect to the policy, together with its interest, and

         o the cumulative insurance payments by the credit enhancer under the policy to the extent not previously reimbursed, plus its interest.

         On each distribution date, the amount of the premium payable to the credit enhancer with respect to the policy is equal to one-twelfth of the product of a percentage specified in the insurance and indemnity agreement, dated ________, among the credit enhancer, the depositor, the master servicer and the trustee, and the Certificate Principal Balance of the Class A Certificates.

         Distributions of principal on the Class A Certificates on each distribution date will be made after distribution of the Senior Interest Distribution Amount as described under "--Interest Distributions" above. The Class A Principal Distribution Amount plus any amount drawn on the policy relating to principal shall be distributed in accordance with the priorities described below, until its Certificate Principal Balances have been reduced to zero.

         The Class A Principal Distribution Amount plus any amount drawn on the policy relating to principal distributable to the Class A Certificates shall be distributed as follows:

         1. first, to the Lockout Certificates, in reduction of its Certificate Principal Balance, an amount equal to the Lockout Distribution Percentage of the Class A Principal Distribution Amount distributable to the Class A Certificates, until its Certificate Principal Balance has been reduced to zero;

         2. second, to the Class A-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and

         3. third, to the Lockout Certificates, until its Certificate Principal Balance has been reduced to zero.

         The master servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the borrowers, received in any calendar month as included in the Available Distribution Amount and the Class A Principal Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. If the master servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

OVERCOLLATERALIZATION PROVISIONS

         On each distribution date, Excess Cash Flow, if any, is applied on that distribution date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. The Excess Cash Flow for any distribution date will derive primarily from the amount of interest collected on the home equity loans in excess of the sum of:

         o         the Senior Interest Distribution Amount,

         o         the premium payable on the policy and

         o         accrued servicing fees,

in each case relating to that distribution date. Excess Cash Flow will be applied on any distribution date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Distribution Amount for that distribution date; third, to the payment of the premium fee with respect to that distribution date and any previous distribution date, to the extent not previously paid, together with its interest; fourth, to the payment of cumulative insurance payments plus its interest; fifth, to pay any Overcollateralization Increase Amount; sixth, to pay some other reimbursement amounts owed to the credit enhancer; and last, to pay to the holder of the Class R Certificates.

         The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Overcollateralization Amount Target exceeds the Outstanding Overcollateralization Amount as of that distribution date.

         As to any distribution date prior to the distribution date in ________, the Overcollateralization Amount Target will be __% of the aggregate cut-off date balance. As to any distribution date on or after the distribution date in _________, the Overcollateralization Amount Target will be equal to the lesser of:

         o the Overcollateralization Amount Target as of the cut-off date and

         o __% of the aggregate Stated Principal Balance of the home equity loans immediately preceding that distribution date,

but not lower than $________, __% of the aggregate cut-off date balance, plus __% of the outstanding Stated Principal Balance of all of the home equity loans that are 90 or more days delinquent as of that distribution date; provided, however, that any scheduled reduction to the Overcollateralization Amount Target described above shall not be made as of any distribution date unless:

         o the outstanding Stated Principal Balance of the home equity loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding

                  Stated Principal Balance of all the home equity loans averaged over the last six months does not exceed __%,

         o the aggregate cumulative Realized Losses on the home equity loans prior to any distribution date occurring during the first year and the second year, or any year thereafter, after the distribution date in ______ are less than __% and __%, respectively, of the aggregate cut-off date balance and

         o there has been no draw on the policy on that distribution date that remains unreimbursed.

In addition, the Overcollateralization Amount Target may be reduced with the prior written consent of the credit enhancer and the rating agencies.

         In the event that the Overcollateralization Amount Target is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on that distribution date shall not be distributed to the holders of the Class A Certificates on that distribution date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the home equity loans, and of reducing the Outstanding Overcollateralization Amount. If, on any distribution date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on that distribution date would be, greater than zero, i.e., the Outstanding Overcollateralization Amount is or would be greater than the related Overcollateralization Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on that distribution date shall instead be distributed to the holders of the Class R Certificates in an amount equal to the Overcollateralization Reduction Amount.

         The aggregate cut-off date balance will be $_______ less than the aggregate Certificate Principal Balance of the certificates. If, on the distribution date in _____, after application of the Class A Principal Distribution Amount and any amounts drawn on the policy to be distributed on that distribution date, the Stated Principal Balance of the home equity loans would be less than the Certificate Principal Balance of the Class A Certificates, the credit enhancer will be required to deposit in the Certificate Account the amount of that difference, unless available funds are on deposit in the Certificate Account. These funds will be distributed to the Class A Certificateholders entitled to receive a distribution of principal on that distribution date, in proportion to the amount of the Class A Principal Distribution Amount payable to the certificateholders on that distribution date, in reduction of the their Certificate Principal Balances.

EXCESS LOSS AMOUNTS

         Excess Loss Amounts will not be covered by any Realized Loss Distribution Amount or by a reduction in the Outstanding Overcollateralization Amount. Any Excess Loss Amounts, however, will be covered by the policy, and in the event payments are not made as required under the policy, these losses will be allocated to the certificates pro rata based on their outstanding Certificate Principal Balances.

         With respect to any defaulted home equity loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that home equity loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the home equity loan.

CERTIFICATE GUARANTY INSURANCE POLICY

         On the closing date, __________, the credit enhancer, will issue its certificate guaranty insurance policy, or policy, in favor of the trustee on behalf of the certificateholders. The policy will unconditionally and irrevocably guarantee some payments on the certificates. On each distribution date, a draw will be made on the policy equal to the sum of:

         o the amount by which accrued interest on the certificates at the respective pass-through rates for that distribution date exceeds the amount on deposit in the Certificate Account available for interest distributions on that distribution date,

         o any Realized Losses, other than any Excess Loss Amount, for that distribution date, to the extent not currently covered by a Realized Loss Distribution Amount or a reduction in the Outstanding Overcollateralization Amount and

         o        any Excess Loss Amount for that distribution date.

         In addition, on the distribution date in _______, a draw will be made on the policy to cover the undercollateralization amount, if any, if that amount is not otherwise available in the Certificate Account.

         In addition, the policy will guarantee the payment of the outstanding Certificate Principal Balance of the certificates on the final distribution date. In the absence of payments under the policy, certificateholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Overcollateralization Amount or otherwise.

         The policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.

         The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the offered certificates.

                               THE CREDIT ENHANCER

         The following information has been supplied by the credit enhancer for inclusion in this prospectus supplement. No representation is made by the depositor, ________ or any of their affiliates as to the accuracy or completeness of this information.

                        [DESCRIPTION OF CREDIT ENHANCER]

                  MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. The rate of default of home equity loans secured by second liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans in the trust. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers, liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.

         The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

         A subservicer may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the trust may decline.

         The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period during which the prepayment penalty applies.

         Most of the home equity loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal collections on the home equity loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the home equity loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the home equity loans.

         The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Overcollateralization Reduction Amount is released. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

         The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low Junior Ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

         To the extent that any losses are incurred on any of the home equity loans that are not covered by the Realized Loss Distribution Amount, a reduction in the Outstanding Overcollateralization Amount or the policy, holders of the certificates will bear all risk of the losses resulting from default by borrowers. Even where the policy covers all losses incurred on the home equity loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

         Because the interest rates on the home equity loans and the pass-through rates on the offered certificates are fixed, the rates will not change in response to changes in market interest rates.

Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

         The rate and timing of principal payments on and the weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.

         Sequentially Paying Classes: The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the home equity loans early in the life of the home equity loan pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the home equity loans experienced both before and after the commencement of principal distributions on these classes.

         Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the distribution date occurring in ________ and prior to the distribution date occurring in ________ will receive a disproportionately small portion of payments of principal, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of certificates entitled to these distributions. However, beginning with the distribution date occurring in _______, the Lockout Certificates may receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

         In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and its principal distributions occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered certificates is purchased at a discount and principal distributions on that class of offered certificates occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

         Assumed Final Distribution Date: The assumed final distribution date with respect to the Class A Certificates is __________,which date is __ months after the distribution date immediately following the latest scheduled maturity date for any home equity loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

         The actual final distribution date with respect to each class of Class A Certificates could occur significantly earlier than the assumed final distribution date for that class because:

         o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Overcollateralization Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the certificates of each class;

         o prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the certificates of each class; and

         o the master servicer or the depositor may cause a termination of the trust when the aggregate Stated Principal Balance of the home equity loans in the trust is less than ___ of the aggregate cut-off date balance.

         Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes a constant prepayment rate of ____ per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional __________ per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a CPR of ____ per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.

                  The table below entitled "Percent of Initial Principal Balance Outstanding of the Class A Certificates at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the trust as described under "Description of the Home Equity Loan Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:

         o as of the date of issuance of the Class A Certificates, the home equity loans have the following structuring assumptions:

                                HOME EQUITY LOANS


     RANGE OF ORIGINAL TERMS            AGGREGATE                            ORIGINAL TERM      REMAINING TERM
           TO MATURITY                  PRINCIPAL                             TO MATURITY         TO MATURITY
           (IN YEARS)                    BALANCE         INTEREST RATE        (IN MONTHS)         (IN MONTHS)
     -----------------------            ---------        -------------       -------------      ---------------
                                        $                             %
                                        $                             %
                                        $                             %
                                        $                             %
                                        $                             %
                                        $                             %

         o with respect to each home equity loan, the aggregate servicing fee rate and policy premium rate will be __% per annum;

         o except with respect to the Balloon Loans, the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

         o none of the sellers, the master servicer or the depositor will repurchase any home equity loan, as described under "HFC Home Equity Lending Program--Representations and Warranties Concerning the Home Equity Loans" and "Description of the Certificates--Assignment of Trust Fund Assets" in the prospectus, and neither the master servicer nor the depositor exercises any option to purchase the home equity loans and thereby cause a termination of the trust;

         o there are no delinquencies or Realized Losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

         o there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

         o payments on the certificates will be received on the ____ day of each month, commencing ____________;

         o        payments on the home equity loans earn no reinvestment return;

         o there are no additional ongoing trust expenses payable out of the trust; and

         o        the certificates will be purchased on ____________.

         The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

         SUBJECT TO THE FOREGOING DISCUSSION AND ASSUMPTIONS, THE FOLLOWING TABLES INDICATE THE WEIGHTED AVERAGE LIFE OF EACH CLASS OF CLASS A CERTIFICATES, AND DESCRIBE THE PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF EACH CLASS OF CLASS A CERTIFICATES THAT WOULD BE OUTSTANDING AFTER EACH OF THE DATES SHOWN AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION.

                            [INSERT DEC TABLES HERE]

FIXED STRIP CERTIFICATE YIELD CONSIDERATIONS

         Investors should note that the Fixed Strip Certificates are only entitled to distributions prior to the Distribution Date in _________. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the home equity loans, including prepayments, defaults and liquidations, under some extremely rapid rate of prepayment scenarios. In addition, if prior to the distribution date in _________, the master servicer or the depositor effects an optional termination of the home equity loans, the Fixed Strip Certificates will receive no further distributions. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the home equity loans could result in the failure of these investors to fully recover their investments.

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the home equity loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the home equity loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price described below. Any differences between the assumptions and the actual characteristics and performance of the home equity loans and of the Fixed Strip Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

            PRE-TAX YIELD TO MATURITY OF THE FIXED STRIP CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION



     ASSUMED PURCHASE PRICE                 %                  %                   %                   %
-------------------------------------   ----------         ----------          ----------          ---------

                                                  %                  %                   %                  %




         Each pre-tax yield to maturity described in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the home equity loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the home equity loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

         There can be no assurance that the home equity loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity of the home equity loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the home equity loans could result in the failure of the investors to fully recover their investments.

         For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under a pooling and servicing agreement dated as of ________, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will appoint _____________ to serve as custodian in connection with the certificates. The certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

         HFC, an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977. As of June ____, 1999, HFC and its subsidiaries had approximately $____ billion aggregate principal amount of outstanding closed-end home equity loans and approximately $____billion aggregate principal amount of outstanding home equity revolving credit loans, including loans sold with servicing performed by HFC and its subsidiaries. As of June 30, 1999, HFC had approximately $________ billion in total assets, approximately $_______ billion in total liabilities and approximately $_________ billion in shareholder's equity. For a general description of HFC and its activities, see "HFC Home Equity Lending Program -- General" in the prospectus and "Description of the Home Equity Loan Pool--The Master Servicer" in this prospectus supplement.

POSSESSION OF HOME EQUITY LOAN DOCUMENTS

         Under the terms of the pooling and servicing agreement, so long as HFC's long-term senior unsecured debt is acceptable to the rating agencies and to the certificate guaranty insurer, subservicers affiliated with HFC will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record assignments of the related mortgage either to the depositor or any trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth herein or any of the subservicers ceases to be an HFC affiliate, the subservicer and the depositor will record assignments of the mortgages for each related home equity loan in favor of the trustee and deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the subservicers and the depositor with power to prepare, execute and record assignments of the mortgages in the event that the subservicers and the depositor fail to do so on a timely basis. In lieu of delivery of original documentation, the master servicer may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans.

REVIEW OF THE HOME EQUITY LOANS

         In the event the loan documents are required to be delivered to the trustee, the trustee will in most cases be authorized to appoint one or more custodians under a custodial agreement to maintain possession and review of documents relating to the home equity loans as the agent of the trustee. The custodian will initially be __________.

         In the event the loan documents are delivered to the trustee with regard to any home equity loan, the trustee or the custodian will hold the documents in trust for the benefit of the certificateholders and, normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the master servicer and the depositor, and the master servicer, the subservicer or the trustee shall notify HFC or the seller. If HFC or the seller cannot cure the defect within 90 days or within any other period specified in the pooling and servicing agreement, after notice of the defect is given to HFC or the seller, HFC or the seller is required to, not later than 90 days after that notice, or within any other period specified in the pooling and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the trustee, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the pooling and servicing agreement. The master servicer will be obligated to enforce this obligation of HFC or the seller, but the obligation is subject to the provisions described under "Description of the Certificates --Realization Upon Defaulted Home Equity Loans" in the prospectus. There can be no assurance that the applicable seller will fulfill its obligation to purchase any home equity loan. In most cases, neither HFC, the master servicer nor the depositor will be obligated to purchase or substitute for the home equity loan if the seller defaults on its obligation to do so. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for shall remain in the related trust.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Upon a breach of any of these representations of the master servicer which materially adversely affect the interests of the certificateholders in a home equity loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan at its purchase price, less unreimbursed advances, if applicable, made by the master servicer with respect to the home equity loan, or, to substitute the home equity loan with a qualified substitute home equity loan. This purchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the master servicer. Any home equity loan not purchased or substituted for shall remain in the related trust.

SERVICING AND SUBSERVING

         The master servicer is required to service and administer the home equity loans in accordance with the pooling and servicing agreement and in a manner consistent with general industry practice using that degree of skill and attention that the master servicer exercises with respect to comparable home equity loans that it services for itself or others.

         The duties of the master servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the trustee with respect to distributions. The master servicer is required to follow its customary standards, policies and procedures in performing the duties as master servicer.

         The master servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the certificateholders and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and
(2) may consent to any modification of the terms of any note not expressly prohibited by the pooling and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the pooling and servicing agreement. In certain circumstances, the master servicer will be required to purchase the related home equity loan if it consents to any such modification.

         Compensation to the master servicer for its servicing activities under the pooling and servicing agreement will be paid from collections on the home equity loans on each distribution date. The amount of such compensation for each collection period is equal to ____% per annum of the aggregate loan balances of the home equity loans outstanding on the first day of such collection period. The servicing fee will be paid to the master servicer before distributions are made to the certificateholders.

In addition, the master servicer will retain any benefit from the investment of funds in the collection account.

         The master servicer will also be entitled under the pooling and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.

         The master servicer will pay certain ongoing expenses associated with the trust or incurred in connection with its servicing responsibilities under the pooling and servicing agreement. The master servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property in connection therewith and the payment of related insurance premiums or taxes, this right of reimbursement being prior to the rights of the certificateholders to receive net liquidation proceeds from the related home equity loan.

         The master servicer will be permitted under the pooling and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any affiliated institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing arrangement.

         Notwithstanding any subservicing arrangement, the master servicer will not be relieved of its obligations under the pooling and servicing agreement and the master servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.

EVIDENCE AS TO COMPLIANCE

         The master servicer will be required to deliver to the trustee on or before the last day of ___________ of each year commencing in ____, an officer's certificate stating, as to each signer thereof, that (1) a review of the activities of the master servicer during the preceding calendar year (or, in the case of the first certificate, since the closing date) and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (2) to the best of the officer's knowledge, based on his/her review, the master servicer has fulfilled all its obligations under the pooling and servicing agreement for that year, or, in the case of the first certificate, since the closing date, or, if there has been a default in the fulfillment of any obligations, specifying each default known to that officer and the nature and status thereof including the steps being taken by the master servicer to remedy the defaults.

         On or before the last day of __________ of each year, commencing in ____, the master servicer will be required to cause to be delivered to the trustee, a letter or letters of a firm of independent, nationally recognized certified public accountants stating that the firm has examined, for the preceding calendar year, or, in the case of the first that letter, since the closing date, specified documents and records related to the servicing of home equity loans under agreements, including the pooling and servicing agreement, substantially similar to the pooling and servicing agreement and the examination has disclosed no items of noncompliance with the provision of the pooling and servicing agreement which, in the opinion of the firm, are material, except for the items of noncompliance as shall be referred to in the report.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer may in its discretion (1) waive any assumption fees, late payment charge, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, or (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan.

REFINANCING OF SENIOR LIEN

         The master servicer may permit the refinancing of any existing lien senior to a home equity loan, provided that some conditions described in the pooling and servicing agreement are satisfied and the resulting combined LTV ratio does not exceed ___%.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

         Under the terms of the pooling and servicing agreement, until the business day prior to each distribution date on which amounts are required to be deposited in the Collection Account, HFC may retain and commingle such amounts with its own funds so long as (1) no event of default under the pooling and servicing agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HFC are acceptable to the rating agencies as specified in the pooling and servicing agreement or (B) HFC arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HFC is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any such investment income shall not be subject to any claim of the trustee or certificateholders. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

         The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the holder of the offered certificates or the credit enhancer and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some of the modifications, including reductions in the interest rate, partial forgiveness or a maturity extension, may only be taken if the home equity loan is in default or if default is reasonably foreseeable. With respect to home equity loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Certificates--Collection and Other Servicing Procedures" and "--Realization Upon Defaulted Home Equity Loans" in the prospectus.

VOTING RIGHTS

         Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust. __% of all voting rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, and __% and __% of all voting rights will be allocated among holders of the Fixed Strip Certificates and the Class R Certificates in proportion to the percentage interests evidenced by their respective certificates. So long as there does not exist a failure by the credit enhancer to make a required payment under the policy, a credit enhancer default, the credit enhancer shall have the right to exercise all rights of the holders of the offered certificates under the pooling and servicing agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the credit enhancer except as provided in the pooling and servicing agreement.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer or the depositor will have the option on any distribution date on which the aggregate Stated Principal Balance of the home equity loans is less than ____ of the aggregate cut-off date balance:

         o to purchase all remaining home equity loans and other assets in the trust, except for the policy, thereby effecting early retirement of the offered certificates, or

         o        to purchase in whole, but not in part, the certificates.

         Any purchase of home equity loans and other assets of the trust shall be made at a price equal to the sum of:

         o 100% of the unpaid principal balance of each home equity loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted home equity loans as to which title to the mortgaged properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus

         o accrued interest at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed and

         o any amounts due to the credit enhancer under the insurance and indemnity agreement.

         Distributions on the certificates relating to any optional termination will be paid, first, to the offered certificates, in an amount equal to the Certificate Principal Balance of each class plus one month's interest accrued on those offered certificates at the related pass-through rate, plus any previously unpaid Accrued Certificate Interest and second, except as described in the pooling and servicing agreement, to the Residual Certificates. Any purchase of home equity loans and termination of the trust requires the consent of the credit enhancer if it would result in a draw on the policy. Any purchase of the certificates, will be made at a price equal to 100% of its Certificate Principal Balance plus the sum of one month's interest accrued on those certificates at the applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the certificates or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the offered certificates, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as a REMIC under the Internal Revenue Code.

         For federal income tax purposes:

         o each class of offered certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC; and

         o the Class R Certificates will constitute the sole class of "residual certificates" in the REMIC.

         See "Material Federal Income Tax Consequences--REMICS" in the prospectus.

         For federal income tax reporting purposes, the offered certificates, other than the Class A-1 Certificates and Fixed Strip Certificates, will not and the Class A-1 Certificates and Fixed Strip Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the home equity loans will prepay at a rate equal to __% of the prepayment assumption. No representation is made that the home equity loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, in particular the Fixed Strip Certificates, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some circumstances OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A), formerly Section 856(c)(5)(A), of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate under the right of the master servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICS--Characterization of Investments in REMIC Certificates" in the prospectus.

         HFC will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC provisions, and in connection therewith will be required to hold not less than 0.01% of each of the Class R Certificates.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 1999, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICS" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement, dated ________, __________ has agreed to purchase and the depositor has agreed to sell the Class A Certificates and Class IO Certificates. It is expected that delivery of the certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

         In connection with the offered certificates, the underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of its offered certificates are purchased thereby.

         The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

         The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately __% of the aggregate Certificate Principal Balance of the offered certificates plus its accrued interest from the cut-off date.

         The underwriter may effect these transactions by selling the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary market for the offered certificates. The underwriter intends to make a secondary market in the offered certificates but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the depositor by John W. Blenke, Vice President - Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and by Katten Muchin & Zavis, Chicago, Illinois, special counsel to the depositor. Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc. Certain legal matters will be passed upon for the underwriters by
_________.

                                     EXPERTS

         The consolidated financial statements of ____________ and subsidiaries, as of December 31, ____ and ____ and for each of the years in the three-year period ended December 31, ____ are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of __________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the issuance of the Class A Certificates that they be rated ____ by _______________ and _________________. It is a condition to the issuance of the Fixed Strip Certificates that they be rated "AAAr" by _____________ and "AAA" by ______________.

         The ratings assigned by _____________ to offered certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. ____________'s ratings take into consideration the credit quality of the home equity loan pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream in the home equity loan pool is adequate to make payments required under the offered certificates. ___________'s rating on the offered certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Material Yield and Prepayment Considerations" in this prospectus supplement. The "r" of the "AAAr" rating of the Fixed Strip Certificates by ___________ is attached to highlight derivative, hybrid, and some other obligations that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of these obligations are:

         o securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and

         o        interest only and principal only mortgage securities.

         The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         The ratings assigned by _____________ to offered certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. __________'s ratings reflect its analysis of the riskiness of the underlying home equity loans and the structure of the transaction described in the operative documents. ___________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying home equity loans. Further, the rating on the Fixed Strip Certificates does not address whether investors therein will recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Fixed Strip Certificates do not address the possibility that the holders of those certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

         The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         A fiduciary of any plan subject to ERISA or Section 4975 of the Internal Revenue Code, or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of any plan (as defined under "Employee Benefit Plan Considerations - Plan Asset Regulations" in the prospectus) should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a violation of ERISA's fiduciary standards of care or a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of or with plan assets should consult with its counsel with respect to whether the specific and general conditions and the other requirements of an Exemption are met. Here, since the underwriter is __________________________, the specific individual underwriter exemption that is applicable is Prohibited Transaction Exemption _______ (__ Fed. Reg.___, 19__) granted to the underwriter. This Exemption is [substantially similar] to the Exemption described in the prospectus (see "Employee Benefit Plan Considerations - Prohibited Transaction Exemptions" in the prospectus). As a result, references in this Supplement to the Exemption shall specifically include the terms and conditions of the underwriter's individual exemption and the requirements set forth therein. Those requirements include a number of conditions which must be met for the Exemption to apply, including the requirements that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D issued by the Commission under the Securities Act, that the plan invest only in the highest level of certificates and that the plan not be sponsored by a member of the Restricted Group (as defined under "Employee Benefit Plan Considerations - Prohibited Transaction Exemptions" in the prospectus). See "Employee Benefit Plan Considerations" in the prospectus for a more detailed list of the requirements and conditions of the Exemption as well as a more general discussion of other employee benefit plan considerations. In particular, if certificates other than the highest level of certificates are purchased, the plan fiduciary will be required to deliver, at its expense, a favorable opinion of counsel to the trustee and the master servicer to the effect that the purchase and holding of such class of certificate will not result in a nonexempt prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability as a result of the application of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such certificate are exempt under Section I and Section II of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a certificate other than the highest class of certificates will be deemed to represent to the trustee and the master servicer that such person is not a plan, acting on behalf of a plan or investing plan assets subject to ERISA or
Section 4975 of the Internal Revenue Code.

         The sale of any of the offered certificates to a plan is in no respect a representation by the depositor, the seller, the trustee, the master servicer, subservicer or the underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan or plan assets, or that such an investment is appropriate for plans generally or any particular plan or plan assets.

                                GLOSSARY OF TERMS

         Accrued Certificate Interest -- With respect to any distribution date, an amount equal to:

         o in the case of each class of offered certificates, other than the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the per annum rate at which interest accrues on that class, or pass-through rate; and

         o in the case of the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount thereof for that distribution date at the pass-through rate on that class for that distribution date, in each case less interest shortfalls from the home equity loans, if any, allocated thereto for that distribution date, including:

                  o any Prepayment Interest Shortfall to the extent not covered by Excess Cash Flow;

                  o        the interest portions of Realized Losses; and

                  o any other interest shortfalls on the home equity loans, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations, all allocated as described below;

provided, however, that in the event that any shortfall described in the immediately preceding three clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Senior Interest Distribution Amount for that date, the amount of any shortfall will be drawn under the policy and distributed to the holders of the offered certificates. Notwithstanding the foregoing, if payments are not made as required under the policy, any interest shortfalls may be allocated to the certificates as described above. See "--Certificate Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of offered certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Available Distribution Amount -- For any distribution date, an amount equal to:

         o the aggregate amount of actual payments on the home equity loans received during the related Collection Period after deduction of the related servicing fees and any subservicing fees and

         o some unscheduled collections, including borrower prepayments on the home equity loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home equity loans, received during the related collection period.

         Certificate Principal Balance -- For any class of Class A Certificates as of any date of determination, the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

         o all amounts allocable to principal previously distributed with respect to that certificate; and

         o any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, unless these amounts have been paid under the policy.

         The Certificate Principal Balance of the Class R Certificates is equal to $100.

         Class A Principal Distribution Amount -- An amount equal to the lesser of:

         1. the excess of (A) the Available Distribution Amount over (B) the Senior Interest Distribution Amount; and

         2.       the sum of:

                  A. the portion allocable to principal of all scheduled monthly payments on the home equity loans received with respect to the related collection period;

                  B. the principal portion of all proceeds of the repurchase of any home equity loans, or, in the case of a substitution, some amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related collection period;

                  C. the principal portion of all other unscheduled collections received on the home equity loans during the related collection period, or deemed to be received during the related collection period, including, without limitation, full and partial principal prepayments made by the respective borrowers, to the extent not previously distributed;

                  D. the amount of any Realized Loss Distribution Amount for that distribution date; and

                  E. the amount of any Overcollateralization Increase Amount for that distribution date;

                           minus

                  F. the amount of any Overcollateralization Reduction Amount for that distribution date.

         In no event will the Class A Principal Distribution Amount with respect to any distribution date be less than zero or greater than the then outstanding Certificate Principal Balances of the Class A Certificates.

         Excess Cash Flow -- For any distribution date, the excess of:

         o the Available Distribution Amount for the distribution date over

         o        the sum of:

                  o the Senior Interest Distribution Amount payable to the Class A Certificateholders on that distribution date and

                  o the sum of the amounts relating to the home equity loans described in clauses (2)(A)-(C) of the definition of Class A Principal Distribution Amount.

         Excess Loss Amount -- On any distribution date, an amount equal to the sum of:

         o any Realized Losses, other than as described in the next three succeeding clauses below, for the related collection period which, when added to the aggregate of the Realized Losses for all preceding collection periods exceed $________,

         o        any Special Hazard Losses;

         o        any Fraud Losses;

         o        any Bankruptcy Losses; and

         o        Extraordinary Losses.

         Excess Overcollateralization Amount -- With respect to any distribution date, the excess, if any, of:

         o the Outstanding Overcollateralization Amount on that distribution date over

         o        the Overcollateralization Amount Target.

         Interest Accrual Period -- For all classes of certificates, the calendar month preceding the month in which the distribution date occurs.

         Lockout Certificate Percentage -- A percentage calculated for each distribution date equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates.

         Lockout Distribution Percentage -- For any distribution date occurring prior to the distribution date in _________ , 0%. The Lockout Distribution Percentage for any distribution date occurring after the first three years following the closing date will be as follows:

         o for any distribution date during the fourth year after the closing date, 45%;

         o for any distribution date during the fifth year after the closing date, 80%;

         o for any distribution date during the sixth year after the closing date, 100%; and

         o for any distribution date thereafter, 300% of the Lockout Certificate Percentage.

Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

         Notional Amount -- With respect to the Fixed Strip Certificates as of any distribution date prior to the distribution date in _______, the sum of:

         o        the lesser of:

                  o        $________ and

                  o the aggregate Certificate Principal Balance of the Class A Certificates on that distribution date and

         o        the lesser of:

                  o        $_________ and

                  o the aggregate Certificate Principal Balance of the _____ Certificates on that distribution date.

         The Notional Amount of the Fixed Strip Certificates as of any distribution date after the distribution date in ________ will be equal to $0. References in this prospectus supplement to the Notional Amount are used solely for some calculations and do not represent the right of the Fixed Strip Certificates to receive distributions allocable to principal.

         Outstanding Overcollateralization Amount -- With respect to any distribution date, the excess, if any, of:

         o the aggregate Stated Principal Balances of the home equity loans immediately following that distribution date over

         o the Certificate Principal Balance of the Class A Certificates as of that date, after taking into account the payment to the Class A Certificates of the amounts described in clauses
                  (2)(A)-(D) of the definition of Class A Principal Distribution Amount on that distribution date.

         Overcollateralization Amount Target -- The required level of the Outstanding Overcollateralization Amount with respect to a distribution date.

         Overcollateralization Increase Amount -- Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

         Overcollateralization Reduction Amount -- For any distribution date, the lesser of:

         o        the Excess Overcollateralization Amount; and

         o        the amount available for distribution specified in clauses
                  (2)(A)-(C) of the definition of Class A Principal Distribution Amount on that distribution date.

         Realized Loss Distribution Amount -- For any distribution date, to the extent covered by Excess Cash Flow for that distribution date, as described in this prospectus supplement under "--Overcollateralization Provisions", (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any home equity loans in the related collection period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding distribution date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Certificates by means of a draw on the policy or were reflected in the reduction of the Outstanding Overcollateralization Amount.

         Senior Interest Distribution Amount -- On any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the offered certificates for that distribution date.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in some limited circumstances, the globally offered Household Home Equity Loan Trust ________, Closed-End Home Equity Loan Asset Backed Certificates, Series _______: Class A- 1, Class A-2 and Class IO Certificates, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedelbank customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear, in that capacity, and as DTC participants.

         Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Participant Sellers and Cedelbank Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedelbank customer or a Euroclear participant, the purchaser must send instructions to Cedelbank or Euroclear through a Cedelbank customer or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank customer's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedelbank customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Cedelbank or Euroclear. Under this approach, a purchaser may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Cedelbank or Euroclear has extended a line of credit to a purchaser, Cedelbank customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Cedelbank customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank customer's or Euroclear participant's particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Cedelbank customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Cedelbank Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Cedelbank customers and Euroclear participants may employ their customary procedures for transactions in which Global

Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Cedelbank or Euroclear through a Cedelbank customer or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the applicable depositary, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Cedelbank customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Cedelbank customer's or Euroclear participant's account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Cedelbank customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may be substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Cedelbank customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and purchase Global Securities from DTC participants for delivery to Cedelbank customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Cedelbank or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank customer or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding these securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

         o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or any successor form. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). A Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate) or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W- 8 or any successor form. Form 1001 may be filed by certificateholders or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his or her agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means:

         o        a citizen or resident of the United States,

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or any political subdivision thereof, or

         o an estate that is described in Section 7701(a)(30)(D) of the Internal Revenue Code, or a trust that is described in Section 7701(a)(30)(E) of the Internal Revenue Code.

         The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            HFC REVOLVING CORPORATION


                               $_________________

     Closed-End Home Equity Loan Asset Backed Certificates, Series _________

                              PROSPECTUS SUPPLEMENT





                                  [Underwriter]


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______________.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 6, 1999


PROSPECTUS
HOME EQUITY LOAN ASSET BACKED CERTIFICATES

                            HFC REVOLVING CORPORATION
                                    DEPOSITOR

                          HOUSEHOLD FINANCE CORPORATION
                                 MASTER SERVICER

The depositor may periodically form separate trusts to issue certificates in series, backed by the assets of that trust.

Offered Certificates       The certificates of any series will represent
                           interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of certificates with differing payment terms and priorities. Credit enhancement may be provided for one or more series of certificates.

Collateral Assets          Each trust will consist primarily of:

o home equity loans secured by first or junior liens on one-to four-family properties originated or acquired under the home equity program;

o securities and whole or partial participations in these home equity loans; and

o other types of assets, as described in the related prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                          ______________________, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and "Incorporation of Certain Information by Reference" in this Prospectus. Unless otherwise specified in the related prospectus supplement, you can request information incorporated by reference from HFC Revolving Corporation by calling us at (847) 564- 6335 or writing to us at 2700 Sanders Road, Prospect Heights, Illinois 60070, attn: corporate secretary. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the attached Glossary.

                                TABLE OF CONTENTS


Introduction...........................................................................................................6

The Trusts.............................................................................................................6
     General...........................................................................................................6
     Home Equity Loan Information......................................................................................8
     Closed-End Loans.................................................................................................11
     Home Equity Revolving Credit Loans...............................................................................13

HFC Home Equity Lending Program.......................................................................................16
     General..........................................................................................................16
     Underwriting Standards ..........................................................................................16
     HFC's Underwriting Procedures Relating to Home Equity Loans......................................................17
     Representations and Warranties Concerning the Home Equity Loans..................................................18

HFC Servicing Procedures..............................................................................................19

Description of the Certificates.......................................................................................20
     General..........................................................................................................20
     Form of Certificates.............................................................................................21
     Assignment of Trust Assets.......................................................................................23
     Excess Spread and Excluded Spread................................................................................25
     Payments on Home Equity Loans; Deposits to Collection Account....................................................25
     Withdrawals from the Collection Account..........................................................................27
     Distributions....................................................................................................28
     Principal and Interest on the Certificates.......................................................................29
     Advances.........................................................................................................30
     Funding Account..................................................................................................30
     Reports to Certificateholders....................................................................................31
     Collection and Other Servicing Procedures .......................................................................32
     Special Servicing and Special Servicing Agreements...............................................................34
     Realization Upon Defaulted Home Equity Loans.....................................................................35
     Hazard Insurance and Related Claims..............................................................................36

Description of Credit Enhancement.....................................................................................37
     Financial Guaranty Insurance Policy..............................................................................39
     Letter of Credit.................................................................................................39
     Special Hazard Insurance Policies................................................................................39
     Bankruptcy Bonds.................................................................................................40
     Subordination....................................................................................................40
     Overcollateralization............................................................................................41
     Cross Support....................................................................................................42
     Corporate Guaranties.............................................................................................42
     Reserve Funds....................................................................................................42
     Maintenance of Credit Enhancement................................................................................43
     Reduction or Substitution of Credit Enhancement..................................................................44

Other Financial Obligations Related to the Certificates...............................................................44

     Swaps and Yield Supplement Agreements............................................................................44
     Purchase Obligations.............................................................................................45

The Depositor.........................................................................................................45

Household Finance Corporation.........................................................................................46

The Pooling and Servicing Agreement...................................................................................46
     Servicing and Administration.....................................................................................47
     Evidence as to Compliance........................................................................................47
     Certain Matters Regarding the Master Servicer and the Depositor..................................................48
     Events of Default................................................................................................49
     Rights Upon Event of Default.....................................................................................49
     Amendment........................................................................................................50
     Termination; Retirement of Certificates..........................................................................52
     The Trustee......................................................................................................53

Yield and Prepayment Considerations...................................................................................53

Legal Aspects of Home Equity Loans and Related Matters................................................................59
     General..........................................................................................................59
     Cooperative Loans................................................................................................60
     Tax Aspects of Cooperative Ownership.............................................................................61
     Foreclosure on Home Equity Loans.................................................................................62
     Foreclosure on Shares of Cooperatives............................................................................63
     Rights of Redemption.............................................................................................65
     Anti-Deficiency Legislation and Other Limitations on Lenders.....................................................65
     Environmental Legislation........................................................................................66
     Enforceability of Certain Provisions.............................................................................68
     Applicability of Usury Laws......................................................................................69
     Alternative Mortgage Instruments.................................................................................69
     Soldiers' and Sailors' Civil Relief Act of 1940..................................................................70
     Forfeitures in Drug and RICO Proceedings.........................................................................70
     Junior Mortgages; Rights of Senior Mortgagees....................................................................71
     Negative Amortization Loans......................................................................................72

Material Federal Income Tax Consequences..............................................................................73
     General..........................................................................................................73
     REMICs...........................................................................................................73
     FASIT............................................................................................................93

State and Other Tax Consequences......................................................................................97

Employee Benefit Plan Considerations..................................................................................97
     Plan Assets Regulations..........................................................................................97
     Prohibited Transaction Exemptions................................................................................99
     Amendment to Exemption for Funding Accounts.....................................................................102
     Insurance Company General Accounts..............................................................................103
     Reporting and Disclosure........................................................................................105
     Exempt Plans....................................................................................................106

     Tax Exempt Investors............................................................................................106
     Consultation with Counsel.......................................................................................106

Legal Investment Matters.............................................................................................106

Use of Proceeds......................................................................................................107

Methods of Distribution..............................................................................................107

Legal Matters........................................................................................................109

Financial Information................................................................................................109

Additional Information...............................................................................................109

Reports to Certificateholders........................................................................................109

Incorporation of Certain Information by Reference....................................................................110

Glossary ............................................................................................................111

                                  INTRODUCTION

         The home equity loan asset backed certificates offered by this prospectus may be sold from time to time in series, as described in the related supplement to this prospectus, each, a prospectus supplement. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of one- to four-family, first or junior lien home equity loans, acquired from one or more institutions affiliated or unaffiliated with Household Finance Corporation ("HFC"). Each series of certificates will be issued under a pooling and servicing agreement among HFC, the depositor and the trustee specified in the related prospectus supplement.


                                   THE TRUSTS

GENERAL

         The home equity loans and other assets described below and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates under a pooling and servicing agreement as described in this section and in the related prospectus supplement. As specified in the accompanying prospectus supplement, each series of certificates in the aggregate will represent the entire beneficial ownership interest in a pool of home equity loans that is referred to as the home equity loan pool. The home equity loan pool will consist primarily of the home equity loans, or certain balances thereof, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes, or mortgage notes, secured by mortgages or deeds of trust or other similar security instruments creating a first or junior lien on one- to four-family properties, or interests in the home equity loans, which may include mortgage pass-through certificates, or mortgage securities, evidencing interests in home equity loans.

         The home equity loans will either be:

         o loans where the principal amount is advanced in full at origination, or closed-end loans; or

         o home equity revolving lines of credit, or revolving credit loans.

         As specified in the related prospectus supplement, each trust will consist primarily of:

         o        attached or detached one-family dwelling units;

         o        two- to four-family dwelling units;

         o        condominiums;

         o        townhouses;

         o        row houses;

         o individual units in planned-unit developments and modular pre-cut/panelized housing, or modular housing;

         o manufactured homes which are permanently affixed to the real property on which they are located, or manufactured homes; and

         o the fee, leasehold or other interests in the underlying real property.

         The mortgaged properties will be located in any of the fifty states, the District of Columbia or the commonwealth of Puerto Rico and may include vacation and second homes. As specified in the related prospectus supplement relating to a series of certificates, a home equity loan pool may contain Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, "home equity loans" includes Cooperative Loans, "mortgaged properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "mortgage notes" includes Cooperative Notes and "mortgages" includes a security agreement with respect to a Cooperative Note. In connection with a series of certificates backed by home equity revolving credit loans, if the related prospectus supplement indicates that the home equity loan pool consists of certain balances of the home equity revolving credit loans, then the term "home equity loans" in this prospectus refers only to those balances.

         The prospectus supplement for a series of certificates will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement. A trust will consist of:

         o the home equity loans, and the related mortgage documents, or interests in them, including any mortgage securities, underlying a particular series of certificates that are subject to the pooling and servicing agreement, exclusive of, if specified in the related prospectus supplement, any Excluded Spread or other interest retained by the depositor or any of its affiliates in each home equity loan;

         o assets, including all payments and collections derived from the home equity loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Collection Account;

         o property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

         o hazard insurance policies as described in this prospectus, if any, and portions of the related proceeds; and

         o any combination, if applicable, of a letter of credit, financial guaranty insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

         The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in home equity loans to the extent they are included in the related trust.

HOME EQUITY LOAN INFORMATION

         Each home equity loan will be selected by the depositor for inclusion in a home equity loan pool from among those transferred by the sellers to the depositor, and then by the depositor to the trust, either directly or through its affiliates, or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other home equity loan originators or the depositor, all as described below under "HFC Home Equity Lending Program." If a home equity loan pool is composed of home equity loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of home equity loans so acquired. The characteristics of the home equity loans are as described in the related prospectus supplement. No more than five percent (5%) of the home equity loans, as they are constituted as of the cut-off date, by aggregate principal balance as of the cut-off date will have characteristics that deviate from those characteristics described in the related prospectus supplement. Other home equity loans available for acquisition by the depositor may have characteristics which would make them eligible for inclusion in a home equity loan pool but were not selected for inclusion in a home equity loan pool at that time.

         Any seller or HFC may retain or acquire any Excluded Balances with respect to any related home equity revolving credit loans, or any loan secured by a mortgage senior or subordinate to any home equity loan included in any home equity loan pool.

         If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities. The mortgage securities may have been issued previously by the depositor or an affiliate, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing home equity loans into trusts, and selling beneficial interests in trusts. The mortgage securities will typically be similar to certificates offered under this prospectus. As to any series of certificates, the related prospectus supplement will include a description of any mortgage securities and any related credit enhancement, and the home equity loans underlying the mortgage securities will be described together with any other home equity loans included in the home equity loan pool relating to the series. As to any series of certificates, as used in this prospectus the term "home equity loan pool" includes the home equity loans underlying the mortgage securities. Notwithstanding any other reference in this prospectus to the master servicer, with respect to a series of certificates as to which the trust includes mortgage securities, the entity that services and administers the mortgage securities on behalf of the holders of the certificates may be referred to as the "manager." The manager, if any, will be identified in the related prospectus supplement. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the home equity loans may include advances made and other actions taken under the terms of the mortgage securities.

         The prospectus supplement for each series of certificates will contain information appropriate to describe the type of home equity loans which will be included in the related home equity loan pool. Each prospectus supplement applicable to a series of certificates will include information, to the extent then available to the depositor, as of the cut-off date, on an approximate basis. The information may include, if applicable:

         o        the aggregate principal balance of the home equity loans;

         o the type of property securing the home equity loans and related lien priority;

         o the original or modified and/or remaining terms to maturity of the home equity loans;

         o the range of principal balances of the closed-end loans at origination or modification;

         o the earliest origination or modification date and latest maturity date of the home equity loans;

         o the loan-to-value ratios, or LTV ratios, or combined LTV ratios of the home equity loans, as applicable;

         o the interest rate or range of interest rates borne by the home equity loans;

         o if the home equity loans are adjustable rate mortgage loans, or ARM loans, the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

         o        the geographical distribution of the mortgaged properties;

         o        the percent of ARM loans; and

         o if the home equity loans are revolving credit loans, the aggregate credit limits and the Credit Utilization Rates of the related credit line agreements.

         A current report on Form 8-K will be available upon request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the SEC within fifteen days after the initial issuance of the certificates. The composition and characteristics of a home equity loan pool containing home equity revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the home equity loan pool.

         As to each home equity loan, the combined LTV ratio generally will be the ratio, expressed as a percentage, of:

         o the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the home equity loan together with any mortgage loan subordinate thereto, divided by

         o the appraised value of the related mortgaged property, a Statistical Valuation or the Stated Value.

         The appraised value for any home equity loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

         Mortgaged properties consisting of modular housing--also known as pre-assembled, prefabricated, sectional or pre-built homes--are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.

         Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.

         A home equity loan pool may include home equity loans that have been modified. The modifications may include conversions from an adjustable to a fixed interest rate or other changes in the related mortgage note. If a home equity loan is a modified home equity loan, references to origination shall be deemed to be references to the date of modification.

         The depositor will cause the home equity loans or their Trust Balances constituting each home equity loan pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The master servicer will service the home equity loans, either directly or through other mortgage servicing institutions, or subservicers, which may be an affiliate of the master servicer, under a pooling and servicing agreement and will receive a fee for its services. See "HFC Home Equity Lending Program" and "Description of the Certificates" in this prospectus. The master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the home equity loans. In addition to or in place of the master servicer for a series of certificates, the related prospectus supplement may identify a certificate administrator for the trust. The certificate administrator may be an affiliate of the depositor. All references in this prospectus to "master servicer" and any discussions of the servicing and administration functions of the master servicer will also apply to the certificate administrator to the extent applicable.

         The depositor's assignment of the home equity loans or the Trust Balances to the trustee will be without recourse. See "Description of the Certificates -- Assignment of Trust Assets." The master servicer's obligations with respect to the home equity loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. These include its obligation to enforce purchase obligations of the depositor and other obligations of subservicers, as described in this prospectus under "HFC Home Equity Lending Program -- Representations and Warranties Concerning the Home Equity Loans," and " HFC Servicing Procedures" and "Description of the Certificates --Assignment of Trust Assets," and its option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the home equity loans in amounts described in this prospectus under "Description of the Certificates -- Advances," or under the terms of any mortgage securities, as specified in the related prospectus supplement. With respect to home equity revolving credit loans, the master servicer, or any other entity specified in the related prospectus supplement, may advance funds to borrowers in respect of Draws made after the related cut-off date. The option of the master servicer to make Advances on the closed-end loans will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the home equity loans or any other amounts that would otherwise be payable to certificateholders. See "Description of the Certificates -- Advances."

         The proceeds of the home equity loans may be used by the borrower to purchase or improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

         A mortgaged property securing a home equity loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. Home equity loans will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the home equity loan.

CLOSED-END LOANS

         Unless specified below or in the related prospectus supplement, all of the closed-end loans in a home equity loan pool will be secured by mortgaged properties located in any of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico and be of one or more types of the following types of home equity loans described below:

         o fixed-rate, fully-amortizing closed-end loans providing for level monthly payments of principal and interest and terms to maturity of generally 5, 10, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement;

         o fully-amortizing ARM loans having an original or modified term to maturity of not more than 30 years with a related interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one- month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the home equity loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The related prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the related home equity loan pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable mortgage rate to a fixed rate at specified times during the term of the ARM loan. The index for a particular home equity loan pool will be specified in the related prospectus supplement and may include one of the following indices:

                  o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

                  o        the weekly auction average investment yield of U.S.
                           Treasury bills of six months;

                  o the daily Bank Prime Loan rate made available by the Federal Reserve Board;

                  o the cost of funds of member institutions for a specified Federal Home Loan Bank ___________________;

                  o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement; or

                  o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit;

         o        Balloon Loans;

         o convertible home equity loans, Cooperative Loans or modified home equity loans; or

         o similar home equity loans with other payment characteristics as described in the related prospectus supplement.

         As specified in the related prospectus supplement, a portion of the closed-end loans underlying a series of certificates may be Simple Interest Home Equity Loans. Other closed-end loans may be Actuarial Home Equity Loans.

         A Simple Interest Home Equity Loan provides the amortization of the amount financed under the home equity loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the home equity loan multiplied by the stated interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the home equity loan. As payments are received under a Simple Interest Home Equity Loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made on or prior to its scheduled due date, the principal balance of the home equity loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a Simple Interest Home Equity Loan may effect the distributions of principal and interest on the certificates, as described in the related prospectus supplement.

         A home equity loan pool may contain ARM loans which allow the borrowers to convert the adjustable rates on the home equity loans to a fixed rate at some point during the life of such home equity loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the depositor or HFC will purchase the converted home equity loan as and to the extent described in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor, HFC or another party specified therein may agree to act as remarketing agent with respect to the converted home equity loans and, in its capacity, use its best efforts to arrange for the sale of converted home equity loans under specified conditions. Upon the failure of any party so obligated to purchase any converted home equity loan, the inability of any remarketing agent to arrange for the sale of the converted home equity loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted home equity loan for its own account, the related home equity loan pool will thereafter include both fixed rate and adjustable rate home equity loans. If specified in the related prospectus supplement, the inclusion of a converted home equity loan in a home equity loan pool may adversely affect the certificateholders by restricting the ability of the related pass-through rate or rates to adjust to the extent intended by the adjustable pass-through rate.

         The closed-end loans may provide for payment of a prepayment charge if the related borrower prepays the closed-end loan within a specified time period and for the payment of other fees, which may be waived by the master servicer.

HOME EQUITY REVOLVING CREDIT LOANS

         The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. Interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a due date. Each home equity revolving credit loan will have an interest rate that is either fixed or subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the related prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if specified in the related prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. Notwithstanding the foregoing, a home equity loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate and as a result of the introductory rate, interest distributions on the certificates may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin.

         Unless specified in the related prospectus supplement, each home equity revolving credit loan will have a term to maturity from the date of origination of not more than 30 years. The borrower for each home equity revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the related prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the related prospectus supplement, with respect to each home equity revolving credit loan, if the Draw Period is less than the full term of the home equity revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. The borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the greatest of:

         o 1% of the outstanding principal balance of the home equity loan;

         o        the accrued interest; or

         o        $100.

         The borrower for each home equity loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw with respect to any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Unless specified in the related prospectus supplement, Draws made after the related cut-off date will be excluded from the home equity loan pool.



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



         Unless specified in the related prospectus supplement, with respect to each home equity revolving credit loan:

         o the finance charge for any billing cycle generally will be equal to interest accrued on the average daily principal balance of the home equity loan for the billing cycle at the related interest rate;

         o the account balance on any day generally will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of such day, plus the sum of any unpaid finance charges and fees, insurance premiums and other charges--collectively, additional charges, that are due on the home equity loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on such day; and

         o the "principal balance" on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

         Payments made by or on behalf of the borrower for each home equity loan generally will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional fees and charges that are due thereon, and third, to any related principal outstanding.

         The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related mortgage in respect of the outstanding principal balance of each related Draw or portion thereof that is not included in the related home equity loan pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the home equity revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the home equity loan pool.

         Each home equity revolving credit loan may be prepaid in full or in part at any time, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the home equity loan. The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary "due-on-sale" clause.

         As to each home equity loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including a materially adverse change in the borrower's financial circumstances or a non-payment default by the borrower. However, as to each home equity loan, the suspension or reduction usually will not affect the payment terms for previously drawn balances. In the event of default under a home equity loan, at the discretion of the master servicer, the home equity loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes:

         o        the borrower's failure to make any payment as required;

         o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or



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



         o fraud or material misrepresentation by a borrower in connection with the loan.

     ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

         With respect to any series of certificates backed by home equity revolving credit loans, the related trust may include either:

         o the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date; or

         o        the Trust Balance of each home equity revolving credit loan.

         The related prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated between the Trust Balance and any Excluded Balance. Typically, the provisions:

         o may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either:

                  o        on a pro rata basis;

                  o first to the Trust Balance until reduced to zero, then to the Excluded Balance;

                  o first to the Excluded Balance, then to the Trust Balance until reduced to zero; or

                  o        in accordance with other specified priorities; and

         o will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance either:

                  o        on a pro rata basis;

                  o first to the Excluded Balance, then to the Trust Balance until reduced to zero; or

                  o        in accordance with other specified priorities.

         Even where a trust initially includes the entire principal balance of the home equity revolving credit loans, the pooling and servicing agreement may provide that after a specified date or upon the occurrence of specified events, the trust may not include balances attributable to additional Draws made thereafter. The related prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.




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



                         HFC HOME EQUITY LENDING PROGRAM

GENERAL

         HFC and its subsidiaries have originated closed-end fixed and adjustable rate mortgages since 1972 and have offered home equity revolving credit loans since 1977.

         The home equity loans will have been purchased by the depositor, either directly or indirectly through HFC, from sellers. The home equity loans will typically have been originated in accordance with HFC's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards" or as described in the related prospectus supplement.

UNDERWRITING STANDARDS

GENERAL STANDARDS

         HFC's underwriting standards are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The home equity loans may be underwritten by HFC, an affiliate of HFC or a designated third party. In some circumstances, however, the home equity loans may be underwritten only by the seller with little or no review performed by HFC. HFC or a designated third party may perform only sample quality assurance reviews to determine whether the home equity loans in any home equity loan pool were underwritten in accordance with applicable standards.

         HFC's underwriting standards, as well as any other underwriting standards that may be applicable to any home equity loans, include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home equity revolving credit loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home equity loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.

         In addition, the depositor may purchase home equity loans which do not conform to HFC's underwriting standards. A portion of the home equity loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements or master commitments relating to ongoing purchases of home equity loans by HFC from sellers who will represent that the home equity loans have been originated in accordance with underwriting standards agreed to by HFC. HFC, on behalf of the depositor or a designated third party, will normally review only a limited portion of the home equity loans in any delivery of home equity loans from the related seller for conformity with the applicable underwriting standards. A portion of the home equity loans may be purchased from sellers who will represent that the home equity loans were originated under underwriting standards acceptable to HFC.

         The level of review, if any, by HFC or the depositor of any home equity loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:



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         o        factors relating to the experience and status of the seller;
                  and

         o factors relating to the specific home equity loan, including the original principal balance or credit limit, as applicable, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related borrower used in connection with the origination of the home equity loan, as determined based on a credit scoring model acceptable to the depositor.

         Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the home equity loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use and documentation level, may depend on the borrower's Credit Score.

         The underwriting standards utilized in negotiated transactions and master commitments and the underwriting standards applicable to home equity loans underlying mortgage securities may vary substantially from HFC's underwriting standards. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the home equity loans included in any home equity loan pool, the related prospectus supplement usually will not distinguish among the various underwriting standards applicable to the home equity loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or HFC. Moreover, there can be no assurance that every home equity loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of home equity loans underwritten under varying standards will be equivalent under all circumstances.

         The depositor may also purchase home equity loans from its affiliates in accordance with HFC's underwriting standards or as otherwise agreed to by the depositor. However, in some limited circumstances, the home equity loans may be employee or preferred customer loans with respect to which, in accordance with the affiliate's home equity loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to home equity loans made under any employee loan program maintained by HFC or its affiliates, in limited circumstances, preferential interest rates may be allowed. Neither the depositor nor HFC will review any affiliate's home equity loans for conformity with HFC's underwriting standards.

HFC'S UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a brief description of HFC's underwriting procedures for full documentation loan programs. All home equity loan applications received by HFC or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

         o        obtaining and reviewing an independent credit bureau report;

         o verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

         o verification of employment, which normally includes obtaining a W-2 form or pay stub, a minimum of two years of tax returns for self-employed individuals, or other written or telephone verification with employers;

         o obtaining a title search, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

         o obtaining an appraisal (which may be an appraisal using a statistical data base) of the property, which must be substantiated by sales data on three comparable properties.

         After this investigation is conducted, a decision is made to accept or reject the loan application. With respect to home equity revolving credit loans, a credit limit is assigned based on the borrower's ability to pay and an acceptable combined LTV ratio. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 45%, but such requirement may be waived by senior management. In no event may the debt-to-income ratio exceed 60%. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, owners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, including payments on the home equity revolving credit loan computed based on the credit limit applied for at the then-current loan rate, and alimony, child support or maintenance payments, and income is defined as stable monthly gross income from the borrower's primary source of employment, plus any acceptable secondary income. The determination of an acceptable combined LTV ratio is based solely upon the credit limit and does not include certain fees which may be added to the principal balance of the loan. An acceptable combined LTV ratio is also a function of the real estate's quality, condition, appreciation history and prospective marketing conditions; however, the combined LTV ratio generally may not exceed 110%.

         HFC and its subsidiaries will not make mortgages behind a negatively amortizing senior mortgage, except when the senior mortgage is subject to a maximum permitted indebtedness or the credit limit is $25,000 or less. Generally, title insurance is obtained for all home equity loans that constitute a first mortgage or have a credit limit over $50,000.

REPRESENTATIONS AND WARRANTIES CONCERNING THE HOME EQUITY LOANS

         The depositor will make a number of representations and warranties to the trustee regarding the home equity loans. The assignment of the home equity loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. The material representations and warranties state that the schedule of home equity loans is correct, all material loan documentation exists and is available for inspection, not more than a specified amount of loans are delinquent, and that the home equity loans were originated in accordance with applicable law.

         If a breach of any representation or warranty occurs in respect of a home equity loan that materially and adversely affects the interests of the securityholders in the home equity loan, the depositor may be obligated to purchase, or cause to be purchased, the unqualified home equity loan from the trust.

         To a limited extent, the depositor may substitute a qualifying replacement home equity loan for an unqualified home equity loan rather than repurchase it.



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



         The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment if it were the owner of the home equity loan. This purchase or substitution obligation will not, however, become an obligation of the master servicer in the event the depositor or the seller fails to honor the obligation. The foregoing will constitute the sole remedy available to certificateholders or the trustee for a breach of representation.

                            HFC SERVICING PROCEDURES

         HFC, as master servicer, will be responsible for servicing the home equity loans as agent for the trust. Certain affiliates of the master servicer may perform the servicing activities of the master servicer in accordance with the master servicer's policies and procedures for servicing home equity loans. Ultimately, however, HFC will remain responsible for the servicing of the home equity loans, irrespective of any arrangements with affiliates.

         With respect to home equity loans, HFC's general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HFC may elect not to commence foreclosure if the borrower's default is due to special circumstances which are temporary and are not expected to last beyond a specified period. Similarly, HFC may treat as current, home equity loans of a borrower if the customer has made the equivalent of 95% of two standard payments in two consecutive months and has demonstrated an ability to pay in the future. All delinquent amounts, however, will remain due and owing by the borrower. Home equity loans of borrowers in bankruptcy proceedings will be restructured in accordance with law and with a view to maximize recovery of the remaining home equity loan balance including any deficiencies. HFC's policy with respect to charged-off amounts is to generally recognize losses on past due accounts when HFC takes title to the property in foreclosure proceedings. The charge-off period for the remaining balance may be extended for up to twenty-four months if HFC determines the remaining loan balance is collectible from the sale of the property.

         Amounts of the loan balance which HFC may charge off will generally be computed by comparing the estimated fair market property value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the "Senior Indebtedness Expenses"). Property value may be determined by:

         o        a drive-by appraisal;

         o        a full interior/exterior appraisal;

         o an opinion rendered by a local real estate broker chosen by HFC; or

         o        HFC's internal appraisal.

         To the extent the property value less the Senior Indebtedness Expenses (the "Net Property Value") is less than the amount of the loan balance, HFC may, but is not required to, write-down the loan balance to the Net Property Value. Further charge-offs may be taken from time-to-time based upon HFC's current estimate of Net Property Value. Once the mortgaged property has been liquidated, any final charge-off or recovery of a previous charge-off is recognized.




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



                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued in series. Each series of certificates, or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement will be filed with the SEC as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below as well as other pertinent information included elsewhere in this prospectus, and subject to the related prospectus supplement, do not describe all terms of the certificates but reflect the material provisions relating to the certificates common to each pooling and servicing agreement.

         Each series of certificates may consist of a single class of certificates or any combination of the following:

         o        a single class of certificates;

         o two or more classes of certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates and as to which some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as described in the related prospectus supplement--any of these series is referred to as a senior/subordinate series;

         o one or more classes of mezzanine certificates, which are subordinate certificates but which are senior to certain other classes of subordinate certificates in respect of distributions or losses;

         o one or more classes of certificates, which are referred to as strip certificates, which will be entitled to:

                  o principal distributions, with disproportionate, nominal or no interest distributions; or

                  o interest distributions, with disproportionate, nominal or no principal distributions;

         o two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes" and "very accurately defined maturity classes," or on the basis of collections from designated portions of the home equity loan pool, which series may include one or more classes of certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof--accrual certificates--on each distribution date, commencing in the month following the month in which the cut-off date occurs; or




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



         o other types of classes of certificates, as described in the related prospectus supplement.

         Credit support for each series of certificates may be provided by a financial guaranty insurance policy, derivative products, special hazard insurance policy, bankruptcy bond, letter of credit, reserve fund, surety bond, by the subordination of one or more classes of certificates, overcollateralization or other credit enhancement as described under "Description of Credit Enhancement," or by any combination of the foregoing.

FORM OF CERTIFICATES

         As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed certificate registrar under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "certificateholder" as used in this prospectus refers to the entity whose name appears on the records of the certificate registrar, or, if applicable, a transfer agent as the registered holder of a certificate.

         If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of:

         o        The Depository Trust Company, or DTC;

         o        Cedelbank; or

         o        the Euroclear System, or Euroclear (in Europe).

         Certificateholders may hold book-entry certificates directly through these facilities if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the related prospectus supplement. Any class of certificates issued in book-entry form via one of the facilities described above will list DTC's nominee as the record holder. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Other institutions that are not participants but clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system and are referred to as indirect participants.

         Generally, a person acquiring an interest in any book-entry certificate, or beneficial owner, will not be entitled to receive a certificate representing that interest in registered, certificated form, unless either DTC ceases to act as depository for that certificate and a successor depository is not obtained, or the trustee elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to this happening, beneficial owners will not be recognized by the trustee or the master servicer as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

         Because of time zone differences, the securities account of a Cedelbank or Euroclear participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Cedelbank or Euroclear, will be credited during the subsequent securities settlement processing day immediately following the DTC settlement date, which must be a business day for Cedelbank or Euroclear, as the case may be. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Cedelbank participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC participant, other than the depositary for Cedelbank or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Cedelbank, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against



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



payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or the Euroclear operator, under contract with Euroclear Clearance Systems S.C., or the Clearance Cooperative, a Belgian co-operative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF TRUST ASSETS

         At the time of issuance of a series of certificates, the depositor will cause the home equity loans, or Trust Balances thereof, if applicable, or mortgage securities and any other assets being included in the related trust to be assigned without recourse to the trustee or its nominee, which may be the custodian. If specified in the related prospectus supplement, all principal and interest received on or with respect to the home equity loans, or Trust Balances thereof, if applicable, or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date, any Excluded Spread and additional fees and charges, will also be assigned. The trustee will, concurrently with the assignment, deliver a series of certificates to the depositor in exchange for the home equity loans, or Trust Balances thereof, if applicable, or mortgage securities. Each home equity loan, Trust Balance, or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include, among other things, information as to the principal balance of each home equity loan as of the cut-off date, as well as information respecting the interest rate, the maturity of the mortgage note and the combined LTV ratio at origination or modification.

         If specified in the related prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for the home equity loans in the related trust will be registered


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



electronically through Mortgage Electronic Registration Systems, Inc., or the MERS(R) System. With respect to home equity loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those home equity loans.

         The legal documents relating to the home equity loan may include:

         o the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

         o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

         o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

         o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

         As provided in the related prospectus supplement, subservicers affiliated with HFC will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record assignments of the related mortgage either to the depositor or any trustee. In the event, however, that possession of any loan documents is required by the master servicer, the master servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the master servicer. In the event that HFC does not satisfy the standards set forth in the related prospectus supplement or any of the subservicers ceases to be an HFC affiliate, the subservicer and the depositor will record assignments of the mortgages for each related home equity loan in favor of the trustee and deliver the loan documents pertaining to each home equity loan to the trustee, unless opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each pooling and servicing agreement, the trustee will be appointed attorney-in-fact for the subservicers and the depositor with power to prepare, execute and record assignments of the mortgages in the event that the subservicers and the depositor fail to do so on a timely basis. In lieu of delivery of original documentation, the master servicer may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the trust of the home equity loans.

         The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If specified in the related prospectus supplement, the depositor may not be required to deliver one or more of the documents if the documents are missing from the files of the party from whom the home equity loans were purchased.



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



         In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office or from the related subservicer.

         Except as provided above, assignments of the home equity loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the home equity loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the home equity loan, or except as otherwise specified in the related prospectus supplement.

         Notwithstanding the preceding three paragraphs, and except as provided in the related prospectus supplement, with respect to any series of certificates backed by home equity loans, the foregoing documents generally will have been delivered to an entity specified in the related prospectus supplement which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the certificateholders, with respect to the Trust Balances thereof, and on behalf of any other applicable entity with respect to any Excluded Balance thereof, as their respective interests may appear.

EXCESS SPREAD AND EXCLUDED SPREAD

         The depositor, the master servicer or any of their affiliates, or any other entity as may be specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related home equity loans or mortgage securities. The payment of any portion of interest in this manner will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that any specified entity is otherwise entitled to receive with respect to the home equity loans or mortgage securities. Any of these payments generated from the home equity loans or mortgage securities will represent Excess Spread or Excluded Spread. The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the home equity loans or mortgage securities will be allocated between the owners of any Excess Spread or Excluded Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON HOME EQUITY LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The master servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically contained in the related pooling and servicing agreement, which generally will include the following:

         o payments on account of principal of the home equity loans or on the mortgage securities comprising a trust;

         o payments on account of interest on the home equity loans or on the mortgage securities comprising the trust, net of the portion of each payment retained by the subservicer, if any, as its servicing or other compensation;




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         o        Liquidation Proceeds, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's normal servicing procedures;

         o proceeds of any home equity loan in the trust purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the master servicer, the depositor, any subservicer or seller or any other person under the terms of the pooling and servicing agreement. See "HFC Home Equity Lending Program --Representations and Warranties Concerning the Home Equity Loans," and "Description of the Certificates -- Assignment of Trust Assets" above; and

         o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.

         Notwithstanding the foregoing, until the business day prior to each distribution date on which amounts are required to be deposited in the Collection Account, HFC may retain and commingle such amounts with its own funds so long as (1) no Event of Default shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HFC are acceptable to the rating agencies, as specified in the related prospectus supplement or (B) HFC arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HFC is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or certificateholders. In the event that HFC is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.

         The Collection Account must be one of the following:

         o maintained with a depository institution whose debt obligations at the time of any deposit in the account are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of those certificates;

         o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the accounts or a perfected first priority security interest in any collateral securing the funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

         o a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specific rating criteria;




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



         o        a trust account or accounts maintained with the trustee; and

         o in the case of any other Eligible Account, the collateral that is eligible to secure amounts in an Eligible Account is limited to certain Permitted Investments.

         Unless otherwise set forth in the related prospectus supplement, not later than the business day preceding each distribution date, the master servicer will deposit into the applicable Collection Account, in immediately available funds, the amount to be distributed to certificateholders on the distribution date. The master servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

         o the amount of any Advances on closed-end loans, if applicable, made by the master servicer as described in this prospectus under " -- Advances";

         o any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under "Description of Credit Enhancement" below;

         o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the master servicer to cover hazard losses on the home equity loans as described under "Description of the Certificates -- Hazard Insurance and Related Claims" below;

         o any distributions received on any mortgage securities included in the trust; and

         o any other amounts as described in the related pooling and servicing agreement.

         The portion of any payment received by the master servicer in respect of a home equity loan that is allocable to Excess Spread will generally be deposited into the Collection Account; however any Excluded Spread will not be deposited in the Collection Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

         Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next distribution date. Unless otherwise specified in the related prospectus supplement, all income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the master servicer out of its own funds upon realization of the loss.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

         The master servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related pooling and servicing agreement, which will include the following:

         o to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the home equity loan with respect to which those Advances or Servicing Advances were made;




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



         o to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each home equity loan;

         o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, any amounts remitted by subservicers as interest in respect of partial prepayments on the home equity loans, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

         o to pay to itself, a subservicer, HFC, the depositor or the seller all amounts received with respect to each home equity loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

         o to pay the depositor or its assignee, or any other party named in the related prospectus supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each home equity loan, including any home equity loan as to which title to the underlying mortgaged property was acquired;

         o to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the pooling and servicing agreement as described in the related prospectus supplement;

         o to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the pooling and servicing agreement;

         o to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account;

         o to pay to itself or any subservicer for the funding of any Draws made on the home equity revolving credit loans, if applicable;

         o to make deposits to the Funding Account in the amounts and in the manner provided in the pooling and servicing agreement, if applicable; and

         o to clear the Collection Account of amounts relating to the corresponding home equity loans in connection with the termination of the trust under the pooling and servicing agreement.

DISTRIBUTIONS

         Distributions of principal and/or interest, as applicable, on each class of certificates entitled thereto will be made on each distribution date either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. Payments will be made to the persons who are registered as the holders of the certificates at the close of business on the day prior to each payment date or, if the certificates are no longer book-entry, to the persons in whose names the certificates are registered at the close of business on the last business day of the preceding month, or the record date. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account



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



of a certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the certificate register. The final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to certificateholders. Distributions will be made to each certificateholder in accordance with the holder's percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the aggregate initial amount or notional balance of all the certificates of that class.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

         The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal on each class. Each class of certificates, other than certain classes of strip certificates, may have a different specified interest rate or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days in the related interest period and a 360-day year.

         On each distribution date for a series of certificates, the trustee or the master servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of certificates, an amount equal to the percentage interest represented by the certificate held by the holder multiplied by such class's Distribution Amount.

         In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination of principal distributions, including distributions among multiple classes of senior certificates or subordinate certificates, shall be as described in the related prospectus supplement. Distributions in respect of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class unless otherwise described in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, distributions of principal on the certificates will be limited to monthly principal payments on the home equity loans, any Excess Interest applied as principal distributions on the certificates and any amount distributed as a payment of principal under the related form of credit enhancement. To the extent the trust contains Balloon Loans that require no monthly payments and non-amortizing home equity loans that require only small principal payments in proportion to the principal balance of the home equity loan, the amount of principal distributions on the certificates generally will be less than the amount that would otherwise be distributable on a similar pool of conventional loans.

         On the day of the month specified in the related prospectus supplement as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the succeeding distribution date. Prior to the close of business on the business day succeeding each determination date, the master servicer will furnish a statement to the


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



trustee setting forth, among other things, the amount to be distributed on the next succeeding distribution date. The information in the statement will be made available to certificateholders by the master servicer on request.

ADVANCES

         If specified in the related prospectus supplement, the master servicer may agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Collection Account for future distribution, for the benefit of the certificateholders, on or before each distribution date, which were delinquent as of the close of business on the business day preceding the determination date on the home equity loans in the related home equity loan pool, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's advances will be under the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement, and may differ from the provisions relating to Advances described in this prospectus.

         Advances are intended to maintain a regular flow of payments to related certificateholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Collection Account on that distribution date would be less than payments required to be made to certificateholders. Any Advance will be reimbursable to the master servicer out of recoveries on the related home equity loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any home equity loan purchased by the depositor, HFC, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to certificateholders, including the holders of senior certificates, if applicable, to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding and subject to limitations with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement.

         The master servicer's option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related pooling and servicing agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.

FUNDING ACCOUNT

         If specified in the related prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related certificates. Additional home equity loans will be required to


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



conform to the requirements contained in the related pooling and servicing agreement or other agreement providing for the transfer. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the home equity loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional home equity loans are transferred. Unless otherwise specified in the related prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. All transfers as to amounts representing proceeds of the sale of the certificates and as to amounts representing principal collections on the home equity loans will be made as specified in the related prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the related prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the master servicer will forward or cause to be forwarded to each certificateholder of record a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, this information will include the following, as applicable:

         o the aggregate amount of interest collections and principal collections;

         o the amount, if any, of the distribution allocable to principal;

         o the amount, if any, of the distribution allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

         o the aggregate unpaid principal balance of the home equity loans or, if applicable, the Trust Balances thereof after giving effect to the distribution of principal on the distribution date;

         o the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on the distribution date;

         o based on the most recent reports furnished by subservicers, the number of home equity loans in the related home equity loan pool that are delinquent one month, two months and three months or more, which includes home equity loans that are in foreclosure, and the aggregate principal balances of these groups of home equity loans or, if applicable, the Trust Balances thereof;

         o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

         o the balance of the Reserve Fund, if any, at the close of business on the distribution date;

         o the percentage of the outstanding principal balance of the senior certificates, if applicable, after giving effect to the distributions on the distribution date;

         o the amount of coverage under any letter of credit or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

         o if applicable, the Realized Loss amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

         o in the case of certificates benefitting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under those alternative arrangements as of the close of business on the applicable determination date; and

         o with respect to any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

         Each amount set forth in the first two items in the list above will be expressed as a dollar amount per single certificate. As to a particular class of certificates, a "single certificate" will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the certificates of that class, except as otherwise provided in the related pooling and servicing agreement. In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

         In addition, to the extent described in the pooling and servicing agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances. The master servicer will have an unlimited ability to obtain increases provided that the following conditions are met:

         o        a new appraisal is obtained;

         o the new combined LTV ratio is less than or equal to the original combined LTV ratio;

         o        verbal verification of employment is obtained; and

         o the payment history of the related borrower is within HFC's underwriting parameters.

         If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer will have the option to allow a credit limit increase for any home equity revolving



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



credit loan, provided that the combined LTV ratio of the home equity revolving credit loan following the credit limit increase will be limited to 100% and at no time shall the aggregate principal balance of the home equity revolving credit loans exceed 10% of the current pool balance; provided further, however, that for home equity revolving credit loans with original combined LTV ratios in excess of 80%, the combined LTV ratio resulting from the credit limit increase must be less than or equal to the original combined LTV ratio and at no time shall the aggregate principal balance of the home equity revolving credit loans whose credit lines were increased exceed 5% of the current pool balance.

         The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the home equity loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home equity loans comparable to the home equity loans in the home equity loan pool. Consistent with the foregoing, the master servicer may in its discretion waive any prepayment charge in connection with the prepayment of a home equity loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the home equity loan or any coverage provided by any alternative credit enhancement will not be adversely affected by any waiver or extension. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be governed by the terms of those mortgage securities.

         The master servicer, in its discretion, may, or may allow a subservicer to extend relief to borrowers whose payments become delinquent. The master servicer or subservicer, without the prior approval of the master servicer, may grant a period of temporary indulgence, in most cases up to three months, to a borrower or may enter into a liquidating plan providing for repayment by the borrower of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a home equity loan will affect the pass-through rate or rates used in calculating distributions to certificateholders. See " -- Distributions."

         In instances in which a home equity loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the home equity loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the home equity loan. Any modified home equity loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related certificates.

         In connection with any significant partial prepayment of a home equity loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the home equity loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original interest rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the home equity loan for federal income tax purposes.



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



         In any case in which property subject to a home equity loan, other than an ARM loan described below, is being conveyed by the borrower, the master servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home equity loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the master servicer or subservicer will enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a home equity loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the home equity loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the related prospectus supplement. See "Legal Aspects of Home Equity Loans and Related Matters -- Enforceability of Certain Provisions" in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home equity loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home equity loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

         The pooling and servicing agreement for a series of certificates may name a special servicer, which will be responsible for the servicing of certain delinquent home equity loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

         In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of these agreements, the holder may, with respect to certain delinquent home equity loans:

         o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to certificateholders in the event that liquidation proceeds

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



                  are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

         o instruct the master servicer to purchase the home equity loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the home equity loans to the holder, in which case any subsequent loss with respect to the home equity loans will not be allocated to the certificateholders;

         o become, or designate a third party to become, a subservicer with respect to the home equity loans so long as the master servicer has the right to transfer the subservicer rights and obligations of the home equity loans to another subservicer at any time, or the holder or its servicing designee is required to service the home equity loans according to the master servicer's servicing guidelines; or

         o the related prospectus supplement may provide for the other types of special servicing arrangements.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

         With respect to a home equity loan in default, the master servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property, write off the balance of the home equity loan or the Trust Balance as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or a modification as described above. In connection with this decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a home equity loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that home equity loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the home equity loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of certificateholders and held by the subservicer, if an affiliate of HFC. Notwithstanding any acquisition of title and cancellation of the related home equity loan, the home equity loan, or REO Home Equity Loan, will be considered for most purposes to be a Liquidated Home Equity Loan.

         For purposes of calculations of amounts distributable to certificateholders in respect of an REO Home Equity Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect, and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Home Equity Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described below received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the related pooling and servicing agreement, for making payments to certificateholders.



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         With respect to a home equity loan in default, the master servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Legal Aspects of Home Equity Loans and Related Matters -- Foreclosure on Home Equity Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of these remedies if it determines that one of the remedies is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the home equity loan will be removed from the related trust. The master servicer may elect to treat a defaulted home equity loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to that home equity loan thereafter incurred will be reimbursable to the master servicer, or any subservicer, from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the home equity loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home equity loan. Upon foreclosure of a home equity revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

         If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted home equity loan or REO Home Equity Loan will be removed from the trust prior to the final liquidation thereof in which case any estimated loss may be covered by any applicable form of credit enhancement or other insurance or the certificateholders may bear the loss. If a defaulted home equity loan or REO Home Equity Loan is not removed from the trust, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Home Equity Loan which is not required by law to be remitted to the related borrower, the master servicer will be entitled to retain that gain as additional servicing compensation unless otherwise specified in the related prospectus supplement. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the home equity loans, see "Description of Credit Enhancement" and "Description of the Certificates -- Hazard Insurance and Related Claims."

         The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement. The master servicer may be subject to restrictions under the pooling and servicing agreement with respect to the refinancing of a lien senior to a home equity loan on the related mortgaged property.

HAZARD INSURANCE AND RELATED CLAIMS

         Unless specified in the related prospectus supplement, each home equity loan, other than a Cooperative Loan, will be required to be covered by a hazard insurance policy, as described below. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy but will reflect all material terms relevant to an investment in the certificates. The insurance is subject to underwriting and approval of individual home equity loans by the respective insurers. The descriptions of any insurance policies described in this



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prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

         Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement may require the master servicer to cause to be maintained for each mortgaged property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

         o 100% of the insurable value of the improvements, or guaranteed replacement; or

         o the sum of the outstanding balance of the home equity loan plus the outstanding balance on any mortgage loan senior to the home equity loan.

         The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the master servicer by borrowers or subservicers.

         As described above, all amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, will be deposited in the Collection Account. The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the home equity loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

         Unless otherwise specified in the related prospectus supplement, the master servicer may also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any home equity loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the home equity loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement -- Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against, including losses caused by the application of the co-insurance clause described in the preceding paragraph.

                        DESCRIPTION OF CREDIT ENHANCEMENT

         Credit support with respect to each series of certificates may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses, which may include Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses.



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



         Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further non-insured risks.

         If specified in the related prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of:

         o        a Reserve Fund to cover the losses;

         o subordination of one or more classes of subordinate certificates to provide credit support to one or more classes of senior certificates;

         o overcollateralization, letters of credit, surety bonds, financial guaranty insurance policies, derivative products, bankruptcy bonds, special hazard insurance policies, special hazard instruments, mortgage repurchase bonds, or other types of insurance policies, certain other secured or unsecured corporate guarantees or in any other form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing; or

         o other types of credit enhancement, as described in the related prospectus supplement.

         The credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related prospectus supplement.

         With respect to a home equity loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

         For any series of certificates backed by Trust Balances of home equity revolving credit loans, the credit enhancement provided with respect to the certificates will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the related prospectus supplement. See "Allocation of Revolving Credit Loan Balances" in this prospectus.

         Each prospectus supplement will include a description of:

         o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

         o any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

         o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and




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



         o the material provisions of any agreement relating to the credit support.

         Additionally, the accompanying prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The pooling and servicing agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.

         The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the certificates. Copies of the instruments will be included as exhibits to the Form 8-K to be filed with the SEC in connection with the issuance of the related series of certificates.

FINANCIAL GUARANTY INSURANCE POLICY

         If specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of certificates. The issuer of the financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related current report on Form 8-K.

         Unless specified in the related prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable certificates that an amount equal to the full amount of distributions due to these holders will be received by the trustee or its agent on behalf of the holders for distribution on each distribution date. The specific terms of any financial guaranty insurance policy will be described in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the sellers or the master servicer to purchase or substitute for a defective home equity loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Unless specified in the related prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTER OF CREDIT

         If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the home equity loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Collection Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses obtained by the depositor for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will, subject to limitations described in the related prospectus supplement, if any, protect the related certificateholders from Special Hazard Losses which are:



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



         o losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

         o losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Description of the Certificates -- Hazard Insurance and Related Claims."

         A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the related pooling and servicing agreement and will be subject to reduction as contained in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the home equity loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         To the extent described in the related prospectus supplement, coverage in respect of Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HFC.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior loans would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. See "Legal Aspects of Home Equity Loans and Related Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

SUBORDINATION

         A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as described in the related prospectus supplement. With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating the available amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. Generally, the amount available for distribution will be allocated first to interest on the senior certificates of the series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates of the series.

         Realized Losses will be allocated to the subordinate certificates of the related series in the order specified in the related prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized

Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise described in the related prospectus supplement. The respective amounts of specified types of losses, including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be limited to an amount described in the related prospectus supplement. In this case, losses in excess of these amounts would be allocated on a pro rata basis among all outstanding classes of certificates. Generally, any allocation of a Realized Loss to a certificate will be made by reducing the outstanding principal balance thereof as of the distribution date following the calendar month in which the Realized Loss was incurred.

         As described above, the rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate in respect of principal and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the home equity loans, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate certificates will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate certificates by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

         If so provided in the pooling and servicing agreement, the master servicer may be permitted, under some circumstances, to purchase any home equity loan or the Trust Balance thereof, if applicable, that is three or more months delinquent in payments of principal and interest at the purchase price. The purchase price will be advanced by the master servicer to the trust, subject to the right of the master servicer to reimbursement from the trust for any Realized Losses subsequently incurred. Any Realized Loss incurred in connection with any home equity loan or the Trust Balance thereof, if applicable, will be allocated among the then outstanding certificateholders of the related series in the same manner as Realized Losses on home equity loans that have not been purchased.

         To the extent provided in the related prospectus supplement, certain amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement -- Reserve Funds" in the related prospectus supplement.

         With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the related prospectus supplement.

OVERCOLLATERALIZATION

         Excess Interest may be deposited into a reserve fund or applied as a distribution of principal on the certificates. To the extent Excess Interest is applied as principal distributions on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the home equity loans, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement. In addition, the initial outstanding balance of the home equity loans held in any trust may exceed the initial principal balance of any related series of certificates, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement. Furthermore, if specified in the related prospectus supplement, Draws made after the related cut-off date under a home equity revolving credit loan may be included in the home equity loan pool relating to a series of certificates, thereby creating overcollateralization and additional protection to the certificateholders.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the related prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trusts.

CORPORATE GUARANTIES

         If specified in the related prospectus supplement, deficiencies in amounts otherwise payable on the certificates or certain of their classes may be covered by corporate guaranties provided by one or more corporate entities, which may be affiliated with HFC. These guaranties may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

RESERVE FUNDS

         If specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the related prospectus supplement and related pooling and servicing agreement. In the alternative or in addition to that deposit and to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related certificates, from the Excess Spread, Excluded Spread or otherwise. A reserve fund for a series of certificates which is funded over time by depositing therein a portion of the interest payment on each home equity loan may be referred to as a "spread account" in the related prospectus supplement and pooling and servicing agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related certificates, Excess Spread, Excluded Spread or other cash flows attributable to the related home equity loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of certificates as to which credit enhancement includes a letter of credit, if specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.



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



         Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, any of this type of reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates if described in the related prospectus supplement. If specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for the series, and any loss resulting from those investments will be charged to the reserve fund. However, the reinvestment income may be payable to the master servicer or another service provider as additional compensation.

MAINTENANCE OF CREDIT ENHANCEMENT

         If credit enhancement has been obtained for a series of certificates, the master servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under " -- Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and certificateholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.

         If specified in the related prospectus supplement, the master servicer or another entity specified in the related prospectus supplement may agree to pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable, on a timely basis. In the event the related insurer ceases to be a "qualified insurer" because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the master servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.




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



         If any property securing a defaulted home equity loan is damaged and the proceeds from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that:

         o the restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the home equity loan after reimbursement of the master servicer for its expenses; and

         o the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         If recovery under any letter of credit or other credit enhancement is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted home equity loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders but upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless specified in the related prospectus supplement, neither the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of the trust may enter into Swaps and other Yield Supplement Agreements.



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



         An interest rate Swap is an agreement between two counterparties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Yield Supplement Agreements may be entered into to supplement the interest rate or other rates on one or more classes of the certificates of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trust and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the related prospectus supplement.

         There can be no assurance that the trust will be able to enter into or offset Swaps or enter into Yield Supplement Agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Swaps and Yield Supplement Agreements may provide for termination under certain circumstances, there can be no assurance that the trust will be able to terminate a Swap or Yield Supplement Agreement when it would be economically advantageous for the trust to do so.

PURCHASE OBLIGATIONS

         Some types of home equity loans and some classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable certificateholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure will be described in the related prospectus supplement. A purchase obligation with respect to home equity loans may apply to those home equity loans or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the related prospectus supplement, each purchase obligation with respect to home equity loans will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which that obligation relates.


                                  THE DEPOSITOR

         The depositor was incorporated under the laws of the State of Delaware on May 5, 1994 and is a wholly-owned special purpose subsidiary of HFC. The depositor was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions (some of which have already been entered into by the depositor) and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the depositor's board of directors intends to change the business purpose of the depositor. The depositor does not have, nor is


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it expected in the future to have, any significant assets. The depositor's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be limited to representations and warranties made by the depositor or as otherwise provided in the related prospectus supplement.


                          HOUSEHOLD FINANCE CORPORATION

         Household Finance Corporation will act as the master servicer for the home equity loans. The master servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established by the same ownership in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. The master servicer is a subsidiary of Household International, Inc.

         The master servicer and its subsidiaries offer a diversified range of financial services. The principal product of the master servicer's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first or second liens, auto loans and unsecured loans to middle-income consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail and telemarketing efforts. The master servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

         Through banking subsidiaries, the master servicer also offers both MasterCard* and VISA* credit cards to residents throughout the United States. Through its subsidiaries, the master servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

         Where permitted by law, the master servicer offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the master servicer's insurance affiliates.

         The master servicer also operates a cooperative program with H&R Block Tax Services, Inc. and some of its franchises and independent tax preparers to provide loans to borrowers who electronically file their income tax returns with the IRS and are entitled to tax refunds.

         The master servicer is not subject to legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

         The subservicers may be wholly-owned subsidiaries of HFC that are licensed to make home equity revolving credit loans in the states in which the home equity loans are originated and may transfer certain rights to the home equity loans to the depositor. These companies originate home equity revolving credit loans and, in some cases, other types of consumer loans from branch offices located in the states in which they are licensed to do business.


                       THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Certificates -- General," each series of certificates will be issued under a pooling and servicing agreement. The following summaries describe certain additional provisions common to each pooling and servicing agreement and are qualified entirely by reference to the actual terms of the pooling and servicing agreement for a series of certificates.

--------
* VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.



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



SERVICING AND ADMINISTRATION

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement. As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable home equity loan which is over and above the interest rate specified at the time the depositor or HFC, as the case may be, committed to purchase the home equity loan. See "HFC Servicing Procedures." In addition, the master servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account, unless specified in the related prospectus supplement or in a subservicing account, as the case may be. In addition, certain reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to reasonable compensation therefor from the trust.

         The master servicer, or, if specified in the related pooling and servicing agreement, the trustee on behalf of the applicable trust, will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement will provide for delivery on or before a specified date in each year to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled in all material respects the minimum servicing standards set forth in the pooling and servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status. The statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

         Each pooling and servicing agreement will also provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the depositor and the trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of home equity loans under agreements, including the related pooling and servicing agreement, was conducted substantially in compliance with the minimum servicing standards described in the related audit guide--to the extent that procedures in that audit guide are applicable to the servicing obligations described in those agreements--except for significant exceptions or errors in records that shall be reported in the statement. In rendering its statement the firm may rely, as to the



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matters relating to the direct servicing of home equity loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the related audit guide described above, rendered within one year of the statement, of firms of independent public accountants with respect to those subservicers which also have been the subject of that type of examination.

         Copies of the annual statement of an officer of the master servicer may be obtained by certificateholders without charge upon written request to the master servicer, at the address indicated in the monthly statement to certificateholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement for each series of certificates will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         Each pooling and servicing agreement will also provide that, except as described below, neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that the master servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that the person meets the requirements set forth in the pooling and servicing agreement. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights and delegate its duties and obligations under a pooling and servicing agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related pooling and servicing agreement. In the case of any



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



assignment, the master servicer will be released from its obligations under such pooling and servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless specified in the related prospectus supplement, generally will include:

         o any failure by the master servicer to make a required deposit to the Collection Account, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of the series any required payment which continues unremedied for five business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of that class evidencing not less than 25% of the aggregate percentage interests constituting that class;

         o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 51% of the aggregate percentage interests constituting that class;

         o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations; and

         o any other event of default as contained in the related prospectus supplement.

         A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default remains unremedied, either the depositor or the trustee may, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, if applicable, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, by written notification to the master servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation, expenses for servicing the home equity loans during any period prior to the date of termination and any other reimbursements, of amounts the master servicer is entitled to withdraw from the Collection Account, covering the trust and in and to the home equity loans and the proceeds thereof, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, other than the obligation to purchase home equity loans under some circumstances, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for



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



the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless:

         o the holder previously has given to the trustee written notice of default and the continuance thereof;

         o the holders of certificates of any class evidencing not less than 50% of the aggregate percentage interests constituting that class:

                  o have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

                  o        have offered to the trustee reasonable indemnity; and

         o the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

         Each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related certificateholders:

         o        to cure any ambiguity;

         o to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

         o to change the timing and/or nature of deposits in the Collection Account or to change the name in which the Collection Account is maintained, except that:

                  o deposits to the Collection Account may not occur later than the related distribution date;

                  o the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and




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



                  o the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each rating agency as specified in the related prospectus supplement;

         o if an election to treat the related trust as a "real estate mortgage investment conduit," REMIC or FASIT has been made, to modify, eliminate or add to any of its provisions

                  o to the extent necessary to maintain the qualification of the trust as a REMIC or FASIT or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that

                           o the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk; and

                  o the action will not have a greater adverse effect upon the interests of any related certificateholder than if no action were taken; or

         o to restrict the transfer of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the then-current ratings of the certificates, as evidenced by a letter from each rating agency as specified in the related prospectus supplement, and that any amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

         o to amend any provision that is not material to holders of any class of related certificates.

         The pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no amendment of this type may:

         o reduce in any manner the amount of, or delay the timing of, payments received on home equity loans which are required to be distributed on a certificate of any class without the consent of the holder of that certificate;

         o impair the right of any certificateholder to institute suit for the enforcement of the provisions of the pooling and servicing agreement; or




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         o        reduce the percentage of certificates of any class the holders of which are required to consent to any amendment of this type unless the holders of all certificates of that class have consented to the change in percentage.

         Notwithstanding the foregoing, if a REMIC or FASIT election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC or FASIT, as the case may be.

TERMINATION; RETIREMENT OF CERTIFICATES

         The primary obligations created by the pooling and servicing agreement for each series of certificates, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the payment to the related certificateholders of all amounts held in the Collection Account or by the master servicer and required to be paid to these certificateholders following the earlier of:

         o the final payment or other liquidation or disposition, or any advance with respect thereto, of the last home equity loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any home equity loan; and

         o the purchase, as specified in the related prospectus supplement, by the master servicer, the depositor or the holder of the REMIC residual certificates -- see "Material Federal Income Tax Consequences" below -- from the trust for a series of all remaining home equity loans and all property acquired in respect of the home equity loans. In addition to the foregoing, the master servicer or the depositor may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Upon the purchase of the certificates or at any time thereafter, at the option of the master servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer because of the termination.

         Any purchase of home equity loans and property acquired from the home equity loans evidenced by a series of certificates shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the home equity loans and related property will be subject to the criteria, and will be at the price set forth in the related prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those certificates. If a REMIC or FASIT election has been made, the termination of the related trust will be effected in a



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manner consistent with applicable federal income tax regulations and its status as a REMIC or FASIT, as the case may be.

THE TRUSTEE

         The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including HFC.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if specified in the related prospectus supplement, and the rate and timing of principal payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, on the home equity loans and the rate and timing of Draws in the case of home equity revolving credit loans and the allocation of principal payments to reduce the principal balance of the certificate or notional amount thereof, if applicable.

         The amount of interest payments on a home equity loan distributed, or accrued in the case of deferred interest or accrual certificates, monthly to holders of a class of certificates entitled to payments of interest will be calculated on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of that certificate, or any combination of the pass-through rates, calculated as described in this prospectus and in the related prospectus supplement. See "Description of the Certificates --Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying home equity loans will be affected by disproportionate prepayments and repurchases of home equity loans having higher Net Mortgage Rates or rates applicable to the strip certificates, as applicable.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate to the extent that interest accrues on each home equity loan during the calendar month or a period preceding a distribution date instead of through the day immediately preceding the distribution date.

         A class of certificates may be entitled to payments of interest at a variable or adjustable pass-through rate, or any combination of those pass-through rates, as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the Net Mortgage Rate of the related home equity loans or certain balances thereof for the month preceding the distribution date, by



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reference to an index or otherwise. The aggregate payments of interest on a class of certificates, and the yield to maturity, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the certificates will also be affected by liquidations of home equity loans following borrower defaults and by purchases of home equity loans in the event of certain breaches of representations made in respect of the home equity loans, or conversions of ARM loans to fixed rate loans. See "HFC Home Equity Lending Program -- Representations and Warranties Concerning the Home Equity Loans" and "Description of the Certificates -- Assignment of Trust Assets" above. In addition, if the index used to determine the pass-through rate for the certificates is different than the index applicable to the interest rates, the yield on the certificates will be sensitive to changes in the index related to the pass-through rate and the yield on the certificates may be reduced by application of a cap on the pass-through rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the related prospectus supplement.

         In general, if a certificate is purchased at a premium over its face amount and distributions of principal on the certificate occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a certificate is purchased at a discount from its face amount and distributions of principal on the certificate occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If strip certificates are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the home equity loans, net of Draws if applicable, will negatively affect the total return to investors in any certificates. The yield on a class of strip certificates that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related home equity loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the home equity loans, net of Draws if applicable, may result in the failure of their holders to recoup their original investment. If strip certificates are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the home equity loans, net of Draws if applicable, could negatively affect the anticipated yield on those strip certificates. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the home equity loans from time to time will be adversely affected by principal payments on home equity loans with interest rates higher than the weighted average interest rate on the home equity loans. In general, home equity loans with higher interest rates or gross margins are likely to prepay at a faster rate than home equity loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of principal payments on the related home equity loans, net of Draws if applicable, than other classes of certificates.

         The timing of changes in the rate of principal distributions on a certificate may significantly affect an investor's actual yield to maturity, even if the average rate of principal distributions experienced over time is consistent with an investor's expectation. In general, the earlier a distribution of principal on a certificate, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal distributions occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal distributions.

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         Unless otherwise specified in the related prospectus supplement, prepayments in full or final liquidations of closed-end loans will reduce the amount of interest distributed in the following month to holders of certificates entitled to distribution of interest. See "Description of the Certificates --Principal and Interest on the Certificates." Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal of a closed-end loan is applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See "Description of the Certificates --Payments on Home Equity Loans; Deposits to Collection Account." Neither full nor partial principal prepayments on closed-end loans will be distributed until the distribution date in the month following receipt.

         The rate and timing of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans and thus the yield on the related certificates. There can be no assurance as to the rate of losses or delinquencies on any of the home equity loans, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the home equity loans that are not covered by the applicable credit enhancement, holders of certificates of the series evidencing interests in the related home equity loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the home equity loans, the effect of losses may be to increase prepayment experience on the home equity loans, thus reducing average weighted life and affecting yield to maturity.

         With respect to some home equity loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under home equity loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any home equity loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.

         With respect to some closed-end loans that permit negative amortization, during a period of rising interest rates as well as immediately after origination, that portion of the interest currently accruing thereon but not currently payable will become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life thereof and may adversely affect yield to their holders. Unless otherwise specified in the related prospectus supplement, home equity revolving credit loans will not be subject to negative amortization.

         Except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those home equity loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan. Alternatively, a pool of closed-end home equity loans may include Balloon Loans which require a single payment at maturity. These home equity loans pose a greater risk of default than fully-amortizing home equity

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loans, because the borrower's ability to make such a substantial payment at maturity will generally depend on the borrower's ability to obtain refinancing of the home equity loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any home equity loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.

         For any home equity loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, if specified in the related prospectus supplement, under the applicable pooling and servicing agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding junior home equity loan.

         In addition to the borrower's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower's housing needs, the borrower's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws, if applicable, on the home equity loans. There can be no assurance as to the rate of principal payments on the home equity loans, and there can be no assurance of the rate of Draws on home equity revolving credit loans. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, closed-end home equity loans may experience a higher rate of prepayment than conventional mortgage loans. On the other hand, for home equity revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical closed-end home equity loans.

         The yield to maturity of the certificates of any series, or the rate and timing of principal payments or Draws, if applicable, on the related home equity loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the home equity loans were originated. For example, home equity revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of home equity revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of home equity revolving credit loans with the former provisions, because of the relative ease of making new Draws. Furthermore, home equity revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, certificates backed by home equity revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate closed-end home equity loan pools.



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         The yield to maturity of the certificates of any series, or the rate and timing of principal payments, or Draws if applicable, on the related home equity loans and corresponding distributions on the certificates, will also be affected by the specific terms and conditions applicable to the certificates. For example, if the index used to determine the pass-through rates for a series of certificates is different from the index applicable to the interest rates of the underlying home equity loans, the yield on the certificates may be reduced by application of a cap on the pass-through rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal distributions on the certificates, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn accelerate the distribution of principal on the certificates. For any series of certificates backed by home equity revolving credit loans, provisions governing whether future Draws on the home equity revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal distributions on the certificates. For a series of certificates backed by the Trust Balances of home equity revolving credit loans, the specific provisions applicable to the allocation of payments, Draws and losses on the home equity revolving credit loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the certificates. See "Allocation of Revolving Credit Loan Balances" in this prospectus.

         For a series of certificates backed by home equity revolving credit loans, as a result of the payment terms of the home equity loans or of the certificate provisions relating to future Draws, there may be no principal distributions on those certificates in any given month. In addition, it is possible that the aggregate Draws on home equity revolving credit loans included in a home equity loan pool may exceed the aggregate payments with respect to principal on the home equity revolving credit loans for the related period.

         Unless otherwise specified in the related prospectus supplement, all home equity revolving credit loans and all closed-end loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home equity loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the home equity loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of certificates. See "Description of the Certificates -- Collection and Other Servicing Procedures" and "Legal Aspects of Home Equity Loans and Related Matters -- Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal developments that may affect the prepayment experience on the home equity loans.

         In addition, certain mortgage securities included in a home equity loan pool may be backed by underlying home equity loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to a certain extent, depend on the interest rates on the underlying home equity loans.


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         A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the master servicer, including an affiliate of the master servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer's or master servicer's judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the master servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of the home equity loans which may be removed from the related home equity loan pool. As a result of these programs, with respect to the home equity loan pool underlying any trust:

         o the rate of principal prepayments of the home equity loans in the home equity loan pool may be higher than would otherwise be the case;

         o the average credit or collateral quality of the home equity loans remaining in the home equity loan pool may decline; and

         o weighted average interest rate on the home equity loans that remain in the trust may be lower, thus reducing the rate of prepayments on the home equity loans in the future.

         In addition, a subservicer may allow the refinancing of a home equity loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan.

         If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional home equity loans to the related trust, as described under "Description of the Certificates -- Funding Account" in this prospectus, and the trust is unable to acquire the additional home equity loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal distributions on one or more classes of certificates of that series.

         Although the interest rates on home equity revolving credit loans and ARM loans will be subject to periodic adjustments, these adjustments typically:

         o as to ARM loans will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

         o will not increase the interest rates over a fixed maximum rate during the life of any home equity revolving credit loan or ARM loan; and

         o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate home equity loans.



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         As a result, the interest rates on the home equity revolving credit loans or ARM loans in any home equity loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans or lines of credit, and accordingly, the rate of principal payments and Draws, if applicable, may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate home equity loans may be sufficiently low in relation to the then-current interest rates on home equity revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments or Draws, if applicable, on the home equity loans during any period or over the life of any series of certificates.

         With respect to any index used in determining the pass-through rates for a series of certificates or interest rates of the underlying home equity loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the home equity loans, which adjust in accordance with the index, than of home equity loans which adjust in accordance with other indices.

         Under some circumstances, the master servicer, the depositor or the holders of the REMIC residual certificates may have the option to purchase the home equity loans in a trust, thus resulting in the early retirement of the related certificates. See "The Pooling and Servicing Agreement --Termination; Retirement of Certificates."


             LEGAL ASPECTS OF HOME EQUITY LOANS AND RELATED MATTERS

         The following discussion contains summaries of various legal aspects of home equity loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the home equity loans.

GENERAL

         The home equity loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a home equity loan, the land trustee, as fee owner of the



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property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

         o         the trustor, who is the borrower-homeowner;

         o         the beneficiary, who is the lender; and

         o         a third-party grantee called the trustee.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

         The home equity loans for a specific series of certificates may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

         Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

         An underlying home equity loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:




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         o        arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

         o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

         In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the home equity loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See " --Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under
Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the



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Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON HOME EQUITY LOANS

         Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower's debt will be extinguished unless the lender purchases the property for a lesser amount in order to



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preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those home equity loans which are junior home equity loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Risk Factors -- Special Features of the Home Equity Loans" and "Description of the Certificates -- Realization Upon Defaulted Home Equity Loans" in this prospectus.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

         In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the



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Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is



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responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other
Limitations on Lenders' below.

RIGHTS OF REDEMPTION

         In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a home equity loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

         In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

         Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the



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collateral, which, in the case of a Cooperative Loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a home equity loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a home equity loan default by permitting the borrower to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a home equity loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

         A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted home equity loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate home equity loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the home equity loans.

         Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.



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ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the home equity loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor any replacement master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that



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there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

ENFORCEABILITY OF CERTAIN PROVISIONS

         The home equity loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a home equity loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the home equity loans and the number of home equity loans which may be outstanding until maturity.

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans.

         In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate



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borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on interest loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits apply to junior home equity loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for home equity loans as set forth in the related prospectus supplement.

         Unless otherwise described in the related prospectus supplement, each seller of a home equity loan will have represented that the home equity loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the home equity loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

         o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

         o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration



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                  with respect to origination of alternative mortgage
                  instruments by federal credit unions; and

         o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

         Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those home equity loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related home equity loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected home equity loan during the borrower's period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any home equity loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the home equity loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture



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proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         The home equity loans or mortgage securities included in the trust for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the borrower, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.



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         The form of credit line trust deed or mortgage used by most institutional lenders which make home equity revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing home equity loans of the type which includes home equity revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

TEXAS HOME EQUITY LOANS

         Generally, any "cash-out" refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid, and/or require the originating lender of the holder of the note to forfeit some or all principal and interest of the related home equity loan. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.



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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Katten Muchin & Zavis, special tax counsel to the depositor. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.

REMICS

     GENERAL

         Unless otherwise specified in the related prospectus supplement, as to each series of certificates, the master servicer will cause an election to be made to have the related trust treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related trust, the related prospectus supplement for each series of certificates will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, or if a FASIT election or elections will be made, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994,



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do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Katten Muchin & Zavis, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

         In general, a Swap or Yield Supplement Agreement may not be an asset of a REMIC. If a trust of a particular series contains a Swap or Yield Supplement Agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to home equity loans, payments on home equity loans held pending distribution on the REMIC certificates and property acquired by foreclosure



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held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the home equity loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the home equity loans for purposes of all of the foregoing sections. In addition, in some instances home equity loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on home equity loans held pending distribution are considered part of the home equity loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

     TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Katten Muchin & Zavis, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272
(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to home equity loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986, indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used



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in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular certificate, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It



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is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying:

         o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

         o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

         Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows:

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o        the sum of:

                  o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and

                  o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over




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         o        the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

     MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that


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made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         o        on the basis of a constant yield method;

         o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period; or

         o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that



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certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     REALIZED LOSSES

         Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the home equity loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to


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previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         General. As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the home equity loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any modifications.

         Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that the payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the


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rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the home equity loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the home equity loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under " --Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the home equity loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to home equity loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See " --Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to home equity loans with market discount that it holds.

         A home equity loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the home equity loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the home equity loans. Premium on any home equity loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed


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if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

         If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

         As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See " -- Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See " -- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated


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as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a Residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See " --Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see " -- Taxation of Owners of REMIC Residual Certificates -- General."

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

         o the sum of the "daily accruals" for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

         The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."



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         For REMIC residual certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, " --Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax:

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

         o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and



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         o        the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See " -- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Mark-to-Market Rules. On December 24, 1996, the IRS released the Mark-to-Market Regulations. The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

         o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and

         o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of



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                  the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

         o 3% of the excess of the individual's adjusted gross income over that amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     SALES OF REMIC CERTIFICATES

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate typically will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss in most cases will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to the sale.




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         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to specified exceptions a prohibited transaction means the disposition of a home equity loan, the receipt of income from a source other than a home equity loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the home equity loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment


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trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC residual certificate is transferred to a "disqualified organization", a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

         o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o residual interests in the entity are not held by disqualified organizations; and

         o information necessary for the application of the tax described in this prospectus will be made available.

         Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.


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         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

         o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and

         o the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

         For these purposes, a "disqualified organization" means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation;

         o        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by
                  Section 511 of the Internal Revenue Code; or

         o any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.

         For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from of the home equity loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. See " -- Sales of REMIC Certificates." The character of this loss as ordinary or capital is uncertain.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the


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"tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.

         As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.




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     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC regular certificateholder that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.



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     NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 1999, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

FASIT

     GENERAL

         The FASIT provisions of the Internal Revenue Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Internal Revenue Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT holders of certificates. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT certificates. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT certificates will be classified as either FASIT certificates, which generally will be treated as debt for federal income tax purposes, or FASIT ownership certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made for that series and which FASIT certificates of such series will be designated as regular certificates, and which, if any, will be designated as FASIT ownership certificates.

     QUALIFICATION AS A FASIT

         The trust fund underlying a series of certificates (or one or more designated pools of assets held in the trust fund) will qualify under the Internal Revenue Code as a FASIT in which the FASIT regular certificates and the FASIT ownership certificates will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the holders of certificates' interests in the FASIT are met on a continuing basis, and (iii) the trust fund is not a regulated investment company as defined in Section 851(a) of the Internal Revenue Code.

     ASSET COMPOSITION

         In order for a trust fund (or one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that



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are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     INTERESTS IN A FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT ownership certificates, the ownership interest will be represented by the FASIT ownership certificates.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (A) a fixed rate with respect to the principal amount of the regular interest or (B) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates).

         If a FASIT certificate fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT certificate fails to meet the requirement of clause (vi), but the interest payable on the certificate consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the certificate, the certificate also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax, or eligible corporations, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest.

     CONSEQUENCES OF DISQUALIFICATION

         If a series FASIT fails to comply with one or more of the Internal Revenue Code's ongoing requirements for FASIT status during any taxable year, the Internal Revenue Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation, as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Internal Revenue Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.



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     TAX TREATMENT OF FASIT REGULAR CERTIFICATES

         Payments received by holders of FASIT regular certificates generally should be accorded the same tax treatment under the Internal Revenue Code as payments received on other taxable corporate debt instruments and on REMIC regular certificates. As in the case of holders of REMIC regular certificates, holders of FASIT regular certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular certificate generally will be treated as ordinary income to the certificateholder and a principal payment on such certificate will be treated as a return of capital to the extent that the certificateholder's basis is allocable to that payment. FASIT regular certificates issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such certificates in the same manner described for REMIC regular certificates. High-yield certificates may be held only by fully taxable domestic C corporations, other FASITs and certain securities dealers. Holders of high-yield certificates are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those certificates. If a FASIT regular certificate is sold or exchanged, the certificateholder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular certificates. In addition, if a FASIT regular certificate becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such certificate should be allowed to deduct the loss sustained (or alternatively, be able to report a lesser amount of income). However, the timing and character of such losses in income are uncertain.

         FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Internal Revenue Code, and interest on such certificates will be considered qualifying REIT interest to the same extent that REMIC certificates would be so considered. FASIT regular certificates held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Internal Revenue Code Section 7701(a)(19) to the same extent that REMIC certificates would be so considered. In addition, FASIT regular certificates held by a financial institution to which Section 585 of the Internal Revenue Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Internal Revenue Code. FASIT certificates will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     TREATMENT OF HIGH-YIELD INTERESTS

         High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT certificate with losses. High-yield interests may be held only by eligible corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a



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FASIT regular certificate that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate and that have the same features as high-yield interests.

     TAX TREATMENT OF FASIT OWNERSHIP CERTIFICATES

         A FASIT ownership certificate represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership certificate determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership certificate must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership certificates are subject to the same limitations on their ability to use losses to offset income from their FASIT certificate as are the holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to FASIT ownership certificates. Accordingly, losses on dispositions of a FASIT ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such certificate acquires any other FASIT ownership certificate or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership certificate. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership certificate was required to be marked-to-market under Internal Revenue Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT ownership certificate will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION

         Holders of FASIT certificates will be subject to backup withholding to the same extent holders of REMIC certificates would be subject. For purposes of reporting and tax administration, holders of record of FASIT certificates generally will be treated in the same manner as holders of REMIC certificates.





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                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of any series of offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in any series of offered certificates.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS

         ERISA and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered employee benefit plans or "plans" include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA (for which no election has been made under Section 414(d) of the Internal Revenue Code), are not subject to these requirements but may be subject to different restrictions. See "Exempt Plans," below.

         The fiduciary provisions of ERISA generally require that a fiduciary with investment discretion on behalf of a plan, taking into account the facts and circumstances of such plan, should consider applicable fiduciary standards of conduct, such as the prudence of the investment and diversification of the plan's investment portfolio, as well as the requirement that the plan's investment must be made in accordance with the plan's governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.

         Unless a statutory or administrative exemption is available, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain related parties to those plans, so-called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (which are referred to in this prospectus as "parties in interest"). The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions include fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to a plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.

PLAN ASSETS REGULATIONS

         DOL has adopted regulations at 29 C.F.R. Section 2510.3-101 (the "Plan Assets Regulations") that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets



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of the entity to be treated as assets of the benefit plan (or "plan assets"). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan's investment in the entity, but also to the underlying assets of the entity and its operation and administration. Thus, if a plan invests in an entity, such as a trust, these rules will apply to the fiduciary's decision to invest in trust certificates and the continued holding of such certificates. Moreover, if the trust is also treated as a "plan asset," any person with discretionary authority or control over the trust's assets will be a plan fiduciary and transactions involving the trust's assets would also be subject to ERISA's fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Code.

         The Plan Assets Regulations contain certain exceptions which provide that a plan's investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

         o where the entity is an "operating company", including a "real estate operating company" or a "venture capital operating company" (as defined in the Plan Assets Regulations),

         o where a plan's investment is in qualifying debt which does not have substantial equity features,

         o where the equity investment made by the plan is in either a "publicly-offered security" that is "widely held" and "freely transferable" (as defined in the Plan Assets Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or

         o where "benefit plan investors" do not own 25% or more of any class of equity interest issued by the entity. For this purpose, "benefit plan investors" include plans, as well as any "employee benefit plan" as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans and certain church plans, foreign plans and any entity whose underlying assets include plan assets by reason of plan investments in the entity.

While it is possible that one of these exceptions might apply to a trust contemplated by this prospectus (for example, if less than 25% of each class of equity in a trust were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the master servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.

         Accordingly, if the Home Equity Loans or any other assets included in a trust were to constitute plan assets, then any party exercising management or discretionary control with respect to those plan assets may be deemed to be a plan fiduciary, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to plan investors. As a result, the acquisition or holding of certificates by or on behalf of a plan or with plan assets, as well as the operation of the trust, may constitute or involve a nonexempt prohibited transaction under ERISA and the Internal Revenue Code. For example, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may cause the depositor, the master servicer, any subservicer or the trustee (or affiliates of those



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entities) to become parties in interest with respect to an investing plan.
Additionally, if the depositor, the seller, the master servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

         o has investment discretion with respect to the investment of plan assets, or

         o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, such investment could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

         While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the "underwriter exemptions" which were collectively amended by PTE 97-34, 62 Fed. Reg. 39021(1997) (hereinafter collectively referred to as the "Exemption") to a number of brokers some of which may be utilized by the master servicer in connection with the underwriting contemplated herein (the "Underwriter"). While there may be some slight variations in the series of individual exemptions, the Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4075 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of home equity loan pools and the purchase, sale and holding of pass-through certificates issued by the trust as to which:

         o        the Underwriter or any of its affiliates is either

                  o the sole underwriter or the manager or co-manager of the underwriting syndicate, or

                  o        a selling or placement agent.

         For purposes of the exemption, the term "underwriter" includes:

         o        the Underwriter and certain of its affiliates,

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter,

         o any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of certificates, or

         o any entity which has received an exemption from the DOL relating to certificates which is similar to the Exemption.




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         The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

         o the acquisition of the certificates by a plan or with plan assets must be on terms (including the certificate price) that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o the rights and interests evidenced by the certificates acquired by the plan may not be subordinated to the rights and interests evidenced by other certificates of the same trust;

         o the certificates, at the time of acquisition by a plan or with plan assets, must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., which are collectively referred to as the "exemption rating agencies";

         o the trustee of the trust cannot be a member (or an affiliate of any member) of the "Restricted Group" which includes any underwriter, the depositor, the seller, the master servicer, any subservicer, the insurer and any borrower with respect to assets of a trust that constitute more than 5% of the aggregate unamortized principal balance of the trusts assets (determined as of the date of initial issuance of the certificates and their affiliates);

         o        the plan can not be sponsored by any member of the Restricted
                  Group;

         o the sum of all payments made to and retained by the underwriters for underwriting the certificates must represent not more than reasonable compensation; the sum of all payments made to and retained by the master servicer under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o each plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         In addition, certain aspects of the Exemption require that: (i) in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of the highest level certificates are acquired by persons independent of the Restricted Group (as defined above), (ii) the plan's investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity.

         If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:



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         o        the direct or indirect sale, exchange or transfer of
                  certificates in the initial issuance of certificates between the master servicer or an underwriter and a plan when the master servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

         o the direct or indirect acquisition or disposition in the secondary market of certificates by a plan or with plan assets, and

         o        the holding of certificates by a plan or with plan assets.

         If the specific conditions of the Exemption, described above, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, as well as the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

         o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the master servicer or an underwriter and a plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant plan assets in the certificates is:

                  o a borrower with respect to 5% or less of the fair market value of the assets of a trust, or

                  o an affiliate of that type of person, provided that, with respect to the acquisition of certificates in connection with the initial issuance of the certificates, a number of restrictions described in the Exemption are met,

         o the direct or indirect acquisition or disposition in the secondary market of certificates by a plan or with plan assets, and

         o        the holding of certificates by a plan or with plan assets.

         Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the home equity loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in certificates. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan, or the investing entity holding plan assets, by virtue of providing services to the plan or by virtue of having certain specified relationships to such a person, solely as a result of the plan's ownership of certificates.

         Any fiduciary or other plan asset investor that proposes to purchase certificates on behalf of a plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any



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other DOL prohibited transaction exemption in connection therewith. Before purchasing a certificate, a fiduciary or other investor of plan assets should itself confirm that the certificates constitute "certificates" for purposes of the Exemption and that the specific and general conditions described in the Exemption and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with plan assets, and whether the investment is permitted under the plan's governing documents. In addition, the fiduciary or other plan asset investor should consider the availability of other exemptions granted by the DOL, which provide relief from a number of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts, PTCE 83-1, regarding certain home equity loan pool investment trusts, PTCE 84-14, regarding qualified professional asset managers, PTCE 91-38, regarding transactions by bank collective investment trusts, and PTCE 90-1, regarding transactions by insurance company separate accounts. (The related prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or another DOL exemption with respect to the certificates offered thereby.) There can be no assurance that any of these exemptions will apply with respect to any particular plan's or other plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all potential prohibited transactions that may occur in connection with this form of an investment.

AMENDMENT TO EXEMPTION FOR FUNDING ACCOUNTS

         In 1997, the DOL published an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for trusts issuing pass-through certificates for home equity loans or other secured receivables (the "Obligations") supporting payments to certificate holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the date the offering closes. The following conditions are among the conditions that must be met for this relief to be available:

         o The ratio of the amount allocated to the funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

         o All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions must have been approved by an exemption rating agency.

         o The transfer of such Additional Obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an exemption rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         o Solely as a result of the use of funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Funding Period must not be



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                  more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

         o In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust:

                  o the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                  o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each exemption rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

         o The period of funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o Amounts transferred to any funding account and/or capitalized interest account used in connection with the funding may be invested only in cash or in investments which are permitted by exemption rating agencies rating the certificates and must be either:

                  o direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                  o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the exemption rating agencies.

         o In addition, the related prospectus or prospectus supplement and the pooling and servicing agreements must describe certain aspects of the funding and/or capitalized interest arrangement.

         o The trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of a trust, must enforce all the rights created in favor of certificateholders of the trust, including the employee benefit plans or plan assets subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS

         In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides exemptive relief from



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the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal
Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for transactions involving an insurance company general account. Under
Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997, but the required final regulations have not been issued as of the date hereof. The 401(c) regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless:

         o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations or

         o an action is brought by the Secretary of Labor for various breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date regulations become final.

REPRESENTATION FROM INVESTING PLANS IN CERTAIN INSTANCES

         As a general matter only certificates that are at the highest level will be considered eligible for investment by employee benefit plans. Thus, no transfer of any class of certificates other than the highest class of certificates will be permitted to be made to a plan or to any person acquiring such certificates on behalf of or with the assets of a plan, unless such transferee, at its expense, delivers to the trustee and the master servicer an opinion of counsel (in form satisfactory to the trustee and the master servicer and as discussed below) to the effect that the purchase or holding of another class of certificates by the plan will not result in a nonexempt prohibited transaction under ERISA and the Internal Revenue Code and will not subject the trustee or the master servicer to any obligation or liability as a result of the application of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the master servicer a representation that the transfer and holding of such a certificate are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of certificate other than the highest class of certificates will be deemed to represent to the trustee and the master servicer that such person is not a plan or acting on behalf of a plan or any plan assets.

         Moreover, except as otherwise specified in the related prospectus supplement, the exemptive relief afforded by the Exemption may not apply to (1) any certificates where the related trust contains home equity revolving credit loans, a Swap, Yield Supplement Agreement, mortgage securities or other assets that are not specifically covered by the Exemption, (2) any certificates where the related



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trust contains a Funding Account that does not meet the requirements of the amendment to the Exemption, discussed above, (3) any certificates where the related trust contains a Purchase Obligation that is not specifically covered by the Exemption, or (4) the trustee or other authorized plan fiduciary is a member of the Restricted Group or the plan is sponsored by a member of the Restricted Group. Under any such circumstance, and except as otherwise specified in the respective prospectus supplement, transfers of the certificates to a plan, to a trustee or other person acting on behalf of any plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the master servicer with an opinion of counsel satisfactory to the trustee and the master servicer, which opinion will not be at the expense of the trustee or the master servicer that the purchase of the certificates by or on behalf of the plan:

         o        is permissible under applicable law,

         o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

         o will not subject the trustee and the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

         In lieu of an opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of certificates by or on behalf of the plan:

         o        is permissible under applicable law,

         o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code,

         o will not subject the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and

         o        the following conditions are met:

                  o the source of funds used to purchase that certificates is an "insurance company general account," as that term is defined in PTCE 95-60, and

                  o the conditions described in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the certificates.

REPORTING AND DISCLOSURE

         ERISA and the Internal Revenue Code require that a Form 5500 (Annual Return/Report) be filed by certain employer-sponsored employee benefit plans subject to ERISA. Pursuant to DOL regulations, such plans which invest in pooled investment vehicles (such as common/ collective trusts) which are treated as ERISA plan assets must complete the Form 5500 and attach either: (1) the most recent statement of the assets and liabilities of the pooled investment vehicle or (2) a certification that (a) the statement of the assets and liabilities of the pooled investment account has been submitted directly to the DOL by the financial institution; (b) the plan has received a copy of the statement; and
(c) includes the EIN and the other numbers used by the financial institution to identify the trusts or accounts, and the name and address provided in the direct filing made with the DOL. The master servicer does not intend to directly submit such



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information with respect to this investment to the DOL. Thus, it will be the plan's responsibility to provide the most recent statement of assets and liabilities. If the plan's fiscal year differs from the trust's fiscal year, such plan investor may not be able to obtain valuation information on its certificates as of the last day of the plan's fiscal year.

         Also, any prohibited transaction must be reported on the Form 5500 and any disqualified person involved in a prohibited transaction is subject to self-reporting on Form 5330.

EXEMPT PLANS

         Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

         No view is expressed on whether an investment in the certificates is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

TAX EXEMPT INVESTORS

         A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income", or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the certificates or, even if all the conditions specified in the Exemption were satisfied, that the exemption would apply to all transactions involving a trust. Prospective plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

         Before purchasing a certificate, a fiduciary of a plan should itself confirm that all the specific and general conditions described in the Exemption or in another applicable exemption would be satisfied, and, in the case of a certificate purchased under the Exemption, the certificate constitutes a "certificate" for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption or in any other exemption, the plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a plan.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless



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otherwise specified in the related prospectus supplement, each class of certificates will evidence an interest in home equity loans which may be secured by a significant number of second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

         All depository institutions considering an investment in the certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in various types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the home equity loans or mortgage securities underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of home equity loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.


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         The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

         o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         o by placements by the depositor with institutional investors through dealers; and

         o by direct placements by the depositor with institutional investors.

         In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part to the seller of the related home equity loans, and other assets, if applicable, that would comprise the home equity loan pool securing the certificates.

         If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be described on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

         In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them



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of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for the depositor by John W. Blenke, Vice-President - Corporate Law and Assistant Secretary of Household International, Inc., the parent of the depositor and the master servicer, and Katten Muchin & Zavis, Chicago, Illinois, special counsel to the depositor. Mr. Blenke is a full time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc.


                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase home equity loans or mortgage securities upon any breach of the limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.


                             ADDITIONAL INFORMATION

         The depositor has filed the registration statement with the Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file reports thereunder with the Commission. The registration statement and its exhibits, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at some of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the SEC's Web Site (http://www.sec.gov).


                          REPORTS TO CERTIFICATEHOLDERS

         Monthly reports which contain information concerning the trust for a series of certificates will be sent by or on behalf of the depositor or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Commission the periodic reports with respect to the trust for a series of certificates as are required under the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of certificates, that relate specifically to the related series of certificates. The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of that series of certificates, upon written or oral request of the person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent those reports relate to one or more of those classes of that series of certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to HFC Revolving Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, or by telephone at (847) 564-6335, attn: Corporate Secretary.

                                    GLOSSARY

         Actuarial Home Equity Loan -- A home equity loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal.

         Additional Balance -- A Draw.

         Advance -- As to any home equity loan and any distribution date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest.

         Balloon Amount -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

         Balloon Loans -- Fixed-rate closed-end loans having original or modified terms to maturity of generally [15] years as described in the related prospectus supplement, with level monthly payments of principal and interest based on a [30-]year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, when the Balloon Amount will be due and payable.

         Bankruptcy Loss -- A Realized Loss attributable to some actions which may be taken by a bankruptcy court in connection with a home equity loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a home equity loan or an extension of its maturity.

         Collection Account -- An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the home equity loans evidenced by each series of certificates.

         Cooperative --With respect to a Cooperative Loan, the corporation that owns the related apartment building.

         Cooperative Loans -- Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         Cooperative Notes --A promissory note with respect to a Cooperative
Loan.

         Credit Scores --A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

         Credit Utilization Rate -- For any home equity revolving credit loan, the cut-off date principal balance of the home equity revolving credit loan divided by the credit limit of the related credit line agreement.

         Debt Service Reduction -- Modifications of the terms of a home equity loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related home equity loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

         Defaulted Mortgage Loss -- A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

         Deficient Valuation -- In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, the difference between the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property.

         Distribution Amount -- For a class of certificates for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if that class is entitled to payments of interest on the distribution date, one month's interest at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

         o any deferred interest added to the principal balance of the home equity loans and/or the outstanding balance of one or more classes of certificates on the related due date

         o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement and

         o Prepayment Interest Shortfalls in collections of interest on closed-end loans resulting from borrower prepayments during the month preceding the month of distribution, in each case in the amount that is allocated to the class on the basis contained in the prospectus supplement.

         Draw -- Money drawn by the borrower on a home equity revolving credit loan under the related credit line agreement at any time during the Draw Period.

         Draw Period -- The period specified in the related credit line agreement when a borrower on a home equity revolving credit loan may make a Draw.

         Eligible Account -- An account acceptable to any applicable rating agency.

         Environmental Lien -- A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.

         Excess Interest -- The extent by which interest collections on the home equity loans, or the Trust Balances of the related home equity revolving credit loans, as applicable, exceed interest distributions on the certificates for the related distribution date.

         Excess Spread -- A specified portion of the interest payable on the home equity loans and transferred as part of the assets to the related trust.

         Excluded Balance -- That portion of the principal balance of any home equity revolving credit loan not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

         Excluded Spread -- The portion of interest payable on the home equity loans, excluded from the assets transferred to the related trust.

         Extraordinary Loss -- A Realized Loss occasioned by war, civil insurrection, some governmental actions, nuclear reaction and certain other risks.

         Fraud Loss -- A Realized Loss incurred on defaulted home equity loans as to which there was fraud in the origination of the home equity loans.

         Funding Account -- An account established, if specified in the related prospectus supplement, a pooling and servicing agreement or other agreement, to allow for the transfer by the sellers of additional home equity loans to the related trust after the closing date for the related certificates.

         High Cost Loans -- Mortgage loans that are subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, and are not home equity loans made to finance the purchase of the mortgaged property and do not have interest rates or origination costs in excess of prescribed levels.

         Insurance Proceeds -- All proceeds of any special hazard insurance policy, bankruptcy bond, hazard or other insurance policy or guaranty covering any home equity loan in the home equity loan pool, together with any payments under any letter of credit.

         Issue Premium -- As to a class of REMIC regular certificates, a price in excess of the stated redemption price of that class.

         Junior Ratio -- As to each home equity loan, the ratio, expressed as a percentage, of:

         o the original principal balance or the credit limit, as applicable, of the home equity loan, divided by

         o        the sum of:

                  o the original principal balance or the credit limit, as applicable, of the home equity loan and

                  o the principal balance of any related senior mortgage loan at origination of the mortgage loan.

         Liquidated Home Equity Loan -- A defaulted home equity loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

         Liquidation Proceeds -- Amounts received and retained in connection with the liquidation of any defaulted home equity loan, by foreclosure or otherwise.

         Mark-to-Market Regulations -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers.

         Net Mortgage Rate -- As to any home equity loan, the interest rate net of servicing fees and any Excess Spread or Excluded Spread.

         Nonrecoverable Advance --Any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

         Permitted Investments -- United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related pooling and servicing agreement.

         Prepayment Interest Shortfall--With respect to a home equity loan that is subject to a mortgage prepayment or liquidation, the amount that equals the difference between a full month's interest due with respect to that home equity loan and the amount of interest paid or recovered with respect thereto.

         Realized Loss -- With respect to any defaulted home equity loan, at the time the home equity loan is charged off, the amount of loss realized, if any (as described in the related pooling and servicing agreement), equal to the portion of the Stated Principal Balance remaining after application of all Liquidation Proceeds, net of amounts reimbursable to the master servicer for related Advances, if applicable, and expenses allocable to the trust, towards interest and principal owing on the home equity loan.

         REO Home Equity Loan--A home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

         Repayment Period -- With respect to a home equity revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

         Senior Percentage -- At any given time, the percentage of the outstanding principal balances of all of the certificates evidenced by the senior certificates, determined in the manner described in the related prospectus supplement.

         Servicing Advances -- Amounts advanced on any defaulted home equity loan to cover taxes, insurance premiums or similar expenses.

         Simple Interest Home Equity Loan -- A home equity loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.

         Special Hazard Loss -- A Realized Loss incurred, to the extent that the loss was attributable to:

         o direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and

         o any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         Stated Principal Balance -- As to any home equity loan as of any date of determination, the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders on or before the date of determination, and further reduced to the extent that any Realized Loss thereon has been allocated to any certificates on or before that date.

         Stated Value -- The value of the mortgaged property as stated by the related borrower in his or her application.

         Statistical Valuation -- The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.

         Swaps --Interest rate swaps and related caps, floors and collars utilized to minimize the risk of certificateholders from adverse changes in interest rates.

         Tax-Exempt Investor -- A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.

         Trust Balance -- A specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

         Yield Supplement Agreements -- Collectively, agreements which provide credit enhancement for a series of certificates and supplement the interest rate or other rates on those series of certificates. Yield Supplement Agreements may relate to, but are not limited to, derivative products that are designed to provide credit enhancement for a series of certificates.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.


Filing Fee for Registration Statement........................       $            278
Legal Fees and Expenses......................................                300,000
Accounting Fees and Expenses.................................                100,000
Trustee's Fees and Expenses (including counsel fees).........                 75,000
Blue Sky Fees................................................                 30,000
Printing and Engraving Fees..................................                120,000
Rating Agency Fees...........................................                300,000
Miscellaneous................................................                100,000
                                                                    ----------------

Total........................................................       $      1,025,278
                                                                    ================

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         Any underwriters who execute one of the Underwriting Agreements in the form filed as an exhibit to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         In addition, the Pooling and Servicing Agreements and the Indentures and Trust Agreements, as the case may be, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements and the Indentures, as the case may be, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and Indentures and related Securities other than such expenses related to particular Home Equity Loans.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--

1.1-- Form of Underwriting Agreement for the Home equity loan asset backed certificates*

3.1--    Certificate of Incorporation of HFC Revolving Corporation*

3.2--    By-Laws of HFC Revolving Corporation*

4.1--    Form of Pooling and Servicing Agreement for Closed-End Loans*

4.2--    Form of Pooling and Servicing Agreement for Revolving Credit Loans*

5.1-- Opinion of Katten Muchin & Zavis with respect to legality relating to the Home equity loan asset backed certificates*

8.1-- Opinion of Katten Muchin & Zavis with respect to certain tax matters relating to the Home equity loan asset backed certificates (included as part of Exhibit 5.1)*

23.1-- Consent of Katten Muchin & Zavis relating to the Home equity loan asset backed certificates (included as part of Exhibit 5.1)*


*  to be filed by amendment.

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.           UNDERTAKINGS PURSUANT TO RULE 415.

 The Registrant hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3)
             of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HFC Revolving Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, State of Illinois, as of the 5th day of August, 1999.


                                       HFC REVOLVING CORPORATION

                                       By: /s/ G.D. Gilmer
                                          -------------------------------------
                                          G.D. Gilmer
                                          President and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 5, 1999:


             SIGNATURE                                                            TITLE
-------------------------------------                        -----------------------------------------------
/s/ G.D. Gilmer                                              President, Chief Executive Officer and Director
-------------------------------------
G.D. Gilmer

/s/ B.B. Moss, Jr.                                           Senior Vice President, Treasurer and Chief
-------------------------------------                        Financial Officer
B.B. Moss, Jr.

                                                             Senior Vice President, Controller and Chief
/s/ S.L. McDonald                                            Accounting Officer
-------------------------------------
S.L. McDonald

/s/ J.W. Blenke                                              Director
-------------------------------------
J.W. Blenke

/s/ S.H. Smith                                               Director
-------------------------------------
S.H. Smith